                                                                       EXHIBIT 2

                          SALE AND PURCHASE AGREEMENT



                       CONCERNING THE ZERAND DIVISION OF

                          STEVENS INTERNATIONAL, INC.



                                    BETWEEN



                      STEVENS INTERNATIONAL, INC., SELLER


                                      AND


                         VALUMACO INCORPORATED, BUYER



                                 APRIL 14, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE I

                     SALE AND PURCHASE OF ZERAND DIVISION
                     ------------------------------------

1.01.  Definition of "Zerand Division".....................................  2
1.02.  Purchased Assets....................................................  2
1.03.  Excluded Assets.....................................................  6
1.04.  Assumed Liabilities.................................................  7
1.05.  Continuing Employees................................................  8
1.06.  Seller Not to Employ Continuing Employees...........................  9
1.07.  Warranty Obligations................................................  9

                                  ARTICLE II

                       PURCHASE PRICE OF ZERAND DIVISION
                       ---------------------------------

2.01.  Components of Purchase Price........................................ 10
2.02.  Closing Price....................................................... 10
2.03.  Final Adjustments to Closing Price.................................. 13
2.04.  Allocation of Closing Price and Assumed
       Liabilities......................................................... 14
2.05.  Performance Earn Out................................................ 14
2.06.  Adjustments and Procedure for Overdue
       Receivables......................................................... 17

                                  ARTICLE III

                                NON-COMPETITION
                                ---------------

3.01.  Non-Competition..................................................... 18

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                                  ARTICLE IV

                            SELLER'S OBLIGATION TO
                         PURCHASE EQUIPMENT FROM BUYER
                         -----------------------------

4.01.  Supply Agreement.................................................... 20

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

5.01.  Existence and Authority of Seller................................... 20
5.02.  Financial Statements and Related Matters............................ 21
5.03.  Compliance with Laws................................................ 22
5.04.  Labor Relations..................................................... 22
5.05.  Compensation........................................................ 23
5.06.  Employee Benefits Plans............................................. 24
5.07.  Consents and Approvals; Absence
       of Violations....................................................... 28
5.08.  Absence of Changes.................................................. 29
5.09.  Contracts........................................................... 29
5.10.  Ownership and Title to Tangible Assets
       and Real Property................................................... 30
5.11.  Conditions of Real Property......................................... 30
5.12.  Intellectual Property............................................... 31
5.13.  Litigation.......................................................... 32
5.14.  Inventories......................................................... 33
5.15.  Knowledge of Seller................................................. 33
5.16.  Accounts Receivable................................................. 33
5.17.  Environmental Matters............................................... 33
5.18.  Insurance........................................................... 35
5.19.  No Implied Warranty................................................. 36
5.20.  Consulting Fee...................................................... 36

                                  ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

6.01.  Existence and Authority of Buyer.................................... 36
6.02.  Consents and Approvals; Absence of
       Violations.......................................................... 36
6.03.  Knowledge of Buyer.................................................. 37
6.04.  Finder's Fee........................................................ 37
6.05.  Financial Condition of Seller....................................... 38
6.06.  Breach of Representations and Warranties............................ 38
6.07.  Hart-Scott-Rodino Antitrust Improvements Act
       of 1976............................................................. 38

                                  ARTICLE VII

                              COVENANTS OF SELLER
                              -------------------

7.01.  Conduct of Business and Compliance.................................. 38
7.02.  Fulfillment of Conditions and Covenants............................. 40
7.03.  Approvals of Third Parties.......................................... 40
7.04.  Buyer's Access to the Business for
       Customer and Commercial Review and
       Accounting Review and Legal Review.................................. 40
7.05.  Certain Licenses.................................................... 41
7.06.  Continuing Employee Estoppel Letters................................ 41
7.07.  Certain Sales and Use Tax and Real Property
       Tax Obligations..................................................... 41
7.08.  Post-Closing Obligation............................................. 42
7.09.  Buy-Back Obligation................................................. 42
7.10.  Certain Consigned Inventory......................................... 42

                                 ARTICLE VIII

                             ADDITIONAL COVENANTS
                             --------------------

8.01.  Confidentiality..................................................... 42
8.02.  Names, Trademarks, Etc.............................................. 44
8.03.  Sales Taxes......................................................... 45
8.04.  Compliance With Bulk Sales Legislation.............................. 45
8.05.  Buyer's Obligation to Provide NAC Guaranty
       of Payment.......................................................... 45
8.06.  Intellectual Property License to Seller............................. 45
8.07.  Agreement to Comply with Bernal Non-Compete......................... 45
8.08.  Filing Under the Hart-Scott-Rodino Antitrust
       Improvements Act of 1976............................................ 47
8.09.  Field Contract...................................................... 48

                                  ARTICLE IX

                      CONDITIONS TO OBLIGATIONS OF BUYER
                      ----------------------------------

9.01.  Truth of Representations and Warranties;
       Compliance with Covenants........................................... 48
9.02.  Legal Proceedings................................................... 49
9.03.  No Material Adverse Change.......................................... 49
9.04.  Regulatory Approvals................................................ 49
9.05.  Assignment of Non-Tangible Assets................................... 49
9.06.  Buyer's Inspection of the Real Property and the
       Other Purchased Assets.............................................. 49
9.07.  Continuing Employees................................................ 50
9.08.  Deliveries.......................................................... 50

                                   ARTICLE X

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

10.01. Truth of Representations and Warranties;
       Compliance with Covenants........................................... 50
10.02. Regulatory Approvals................................................ 51

10.03. Legal Proceedings................................................... 51
10.04. Deliveries.......................................................... 51

                                  ARTICLE XI

                         TERMINATION PRIOR TO CLOSING
                         ----------------------------

11.01. Termination......................................................... 51
11.02. Other Obligations................................................... 52

                                  ARTICLE XII

                                    CLOSING
                                    -------

12.01. Closing............................................................. 52
12.02. Deliveries at Closing............................................... 53

                                 ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

13.01. Indemnification by Seller........................................... 55
13.02. Indemnification by Buyer............................................ 56
13.03. Limitations Obligations............................................. 57
13.04. Notice and Defense Procedures....................................... 58
13.05. Insurance........................................................... 59
13.06. Remedies............................................................ 60

                                  ARTICLE XIV

                         RISK; CASUALTY; CONDEMNATION
                         ----------------------------

14.01. Risk................................................................ 60
14.02. Casualty............................................................ 60
14.03. Condemnation........................................................ 60

14.04. Notice of Casualty or Condemnation.................................. 61

                                  ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

15.01. Access of Information............................................... 61
15.02. Entire Agreement, Schedules and Exhibits............................ 62
15.03. Successors and Assigns.............................................. 62
15.04. Preparations and Schedules.......................................... 62
15.05. Counterparts and Telecopied Signatures.............................. 63
15.06. Headings............................................................ 63
15.07. Notice.............................................................. 63
15.08. Choice of Law....................................................... 65
15.09. Invalid Provisions.................................................. 65
15.10. Expenses............................................................ 65
15.11. Third Parties....................................................... 65
15.12. Further Assurances.................................................. 65
15.13. Publicity........................................................... 65
15.14. Assignment.......................................................... 66
15.15. Survivability of Representations
       and Warranties and Covenant......................................... 66
15.16. No Waiver........................................................... 66
15.17. Definitions......................................................... 66

EXHIBITS
--------

Exhibit A   Description of Business
Exhibit B   Business Balance Sheet (12/31/97)
Exhibit C   Escrow Agreement
Exhibit D   [There is no Exhibit D]
Exhibit E   General Warranty Deed
Exhibit F   Bill of Sale
Exhibit G   Assignment and Assumption Agreement

Exhibit H   Assignment of Patents
Exhibit I   Guaranty of Payment of Closing Price
Exhibit J   Cross-License
Exhibit K   Opinion of Seller's Counsel
Exhibit L   Opinion of Buyer's Counsel

                          SALE AND PURCHASE AGREEMENT


     THIS SALE AND PURCHASE AGREEMENT dated as of April 14, 1998 (this "Agreement") is entered into by and between STEVENS INTERNATIONAL, INC., a Delaware corporation with its principal offices in Fort Worth, Texas ("Seller"), and VALUMACO INCORPORATED, a Delaware corporation, with its principal offices in New York, New York, or its assigns pursuant to Section 15.14 ("Buyer").
                                               -------------

     WHEREAS, Seller designs, manufactures and markets, among other things, platen die cutters and associated equipment (a general description of the business to be acquired by Buyer is described in Exhibit A hereto and is
                                                 ---------
referred to herein as the "Business"); and

     WHEREAS, subject to the terms and conditions contained in this Agreement, Seller desires to sell, transfer, and assign to Buyer, and Buyer desires to purchase, acquire and accept from Seller, the Zerand Division, based in New Berlin, Wisconsin, which is operating the Business, and consisting of the Purchased Assets, the Assumed Liabilities and the Continuing Employees, except for specified Excluded Assets (as such capitalized terms are defined herein), all as more fully set forth herein;

     WHEREAS, Seller and Buyer entered into a letter of understanding dated March 19, 1998, setting forth preliminary terms for the sale and purchase of the Zerand Division (the "Letter of Understanding");

     WHEREAS, it is the intent of Seller and Buyer that the Business shall, effective as of the Closing, be conducted by Buyer; and

     WHEREAS, contemporaneously with the execution of this Agreement, North American Cerutti Corp. ("NAC") has executed for the benefit of Seller a Guaranty of Payment, guarantying to Seller Buyer's cash obligations at Closing.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, promises and covenants herein contained, and intending to be legally bound hereby, it is hereby agreed by Seller and Buyer as follows:


                                   ARTICLE I

                     SALE AND PURCHASE OF ZERAND DIVISION
                     ------------------------------------


          1.01.   Definition of "Zerand Division".  For purposes of this
          -----   -------------------------------
Agreement, the "Zerand Division" to be acquired by Buyer shall consist of the Purchased Assets, the Assumed Liabilities and the Continuing Employees, except for specified Excluded Assets.

          1.02.   Purchased Assets.  On the  terms and subject to the
                  ----------------
conditions of this Agreement (including, without limitation, Section 1.03
                                                             ------------
concerning Excluded Assets), Seller hereby agrees that it shall sell, transfer, and assign to Buyer, and Buyer hereby agrees that it shall purchase, acquire and accept, at the Closing specified herein, all of the assets necessary or desirable for Buyer to continue the ongoing business of the Zerand Division, including the engineering, manufacture, sale, distribution, and servicing of the product lines, consisting of (i) platen die cutter systems, (ii) delivery equipment, (iii) all wide-web rotogravure printing systems, (iv) all stack flexographic printing systems, (v) unwind and butt splicer systems, (vi) custom designed equipment for all of the above, and (vii) spare parts for all of the above (the "Product Lines"), and which consist of the following assets of Seller, wherever located (collectively, the "Purchased Assets"):

                  (a)  Tangible Assets.  All existing equipment dedicated to the
                       ---------------
Business, including, but not limited to, the Product Lines, computers, manufacturing and assembly equipment and tools, all other tangible personal property, furniture, and fixtures, owned by Seller and dedicated to the Business as of the Closing, except for the Excluded Assets (collectively, the "Tangible Assets"); attached hereto as Schedule 1.02(a) is a list of substantially all
                             ----------------
such Tangible Assets and their net book value as of December 31, 1997;

               (b)  Inventory.  The inventory of all finished goods, supplies,
                    ---------
works in process, and raw materials relating to the Business as of the Closing (collectively, the "Inventory"); attached hereto as Schedule 1.02(b) is a
                                                    ----------------
summary of the Inventory and its book value as of December 31, 1997;

               (c)  Equipment Leases.  Seller's rights under all equipment
                    ----------------
leases relating to equipment dedicated to the Business (collectively, the "Equipment Leases"); attached hereto as Schedule 1.02(c) is a list of the
                                        ----------------
Equipment Leases and a copy of each lease;


               (d)  Real Property.  The premises located in New Berlin,
                    -------------
Wisconsin at 15800 West Overland Drive, consisting of a 5.15 acre site and a one-story, approximately 67,000 square foot industrial building, with basement, used for administrative and manufacturing operations, and all other improvements, fixtures and articles of personal property appurtenant to or used in connection with said premises, and all water rights, ditch rights and mineral rights owned by Seller, if any, together with all of the rights, benefits, privilege, easements, tenements, hereditaments, and appurtenances thereto belonging or appertaining, and Seller's rights, easements and other interests, if any, in and to adjacent streets, alleys and rights-of-way or other property abutting such real property (collectively, the "Real Property"), as more fully described in Schedule 1.02(d) attached hereto;
             ----------------

               (e)  Real Property Leases.  Seller's rights under the real
                    --------------------
property leases listed and described on Schedule 1.02(e) with a copy of each
                                        ----------------
lease, together with all of Seller's rights in the buildings, facilities and other improvements thereon, and all licenses, leases, rights, privileges and appurtenances relating thereto (collectively, the "Real Property Leases");

               (f)  Assigned Contracts.  The contracts, licenses and other
                    ------------------
agreements of Seller, or any portions thereof, arising out of, relating to or entered into in connection with the operation of the Business as of the Closing (collectively, the "Assigned Contracts"); attached hereto as Schedule 1.02(f) is
                                                             ----------------
a list of such agreements describing the subject, the amount to be paid by or to the Zerand Division, and the duration and date of expiration of the Assigned Contracts;

               (g)  Accounts Receivable.
                    -------------------

                    (i) All accounts receivable of the Business as of the Closing (collectively, the "Accounts Receivable"); attached hereto as Schedule
                                                                      --------
1.02(g) is a list naming the Accounts Receivable as of December 31, 1997;
-------

                    (ii) Buyer shall use all reasonable efforts to collect all Accounts Receivable. Any Account Receivable that is not collected within 150 days following the Closing Date shall be an "Overdue Receivable";

               (h)  Records.  All records, files and papers, including
                    -------
personnel files for Continuing Employees (subject to any consents of any employees affected thereby required by applicable law or Seller's policies, which consents Seller shall use reasonable efforts to obtain), literature, graphic materials, pricing and information manuals, sales literature or other sales aids, copies of invoices, accounting books, corporate books, audits, and other documents of the Seller necessary or useful for the effective management of the Business and necessary or useful to the completion of the Acquisition Audit (as defined hereafter), computer data in the form it exists prior to the Closing and customer lists and files concerning the Intellectual Property (as defined below) material to the Business (collectively, the "Records"). All Records shall be and remain at the Real Property until the Acquisition Audit is complete under Section 2.03; provided, however, that Seller may retain copies
               ------------
of those documents which Seller is required to maintain in its possession by any applicable local, state, or federal laws or regulations, including, without limitation, all personnel files and retirement or other employee-related plans, and, in addition, Seller shall retain the right to inspect and make copies of any Records during normal business hours upon at least three (3) days' advance written request of Seller for a period of three
(3) years after the Closing Date. Buyer shall have no obligation to maintain any records for Seller's benefit; however, during the three-year period described above, Buyer shall provide Seller with not less than ten (10) days' notice before destroying or eliminating any of the Records;


                    (i)  Intellectual Property.  All intellectual property
                         ---------------------
associated with the Product Lines, excluding intellectual property rights for the engineering and manufacturing of the Excluded Assets and the intellectual property set forth in Schedule 1.02(i) which states it is retained by Seller
                      ----------------
(collectively, the "Intellectual Property"), including, but not limited to: (i) patents; (ii) trademarks (including without limitation the marks "Zerand," "Mercury," "A3000," "UP2020," "Moving Curved Plate (MCP)," and "American 800"), service marks, trade names, and trade dress, together with all of the goodwill of the foregoing items including but not limited to the name "Zerand"; (iii) copyrights and all related and equivalent rights, including moral rights; (iv) rights in industrial designs, mask works, and the like; (v) registrations, applications for, and applications to register, any of the foregoing; (vi) trade secrets, including, but not limited to, trade secrets and proprietary information included in the plans for the Stevens System 4000; (vii) technology, the right to file patent applications for such technology (except for common applications where Seller retains ownership rights), know-how, processes, computer software, designs, drawings, electrical and pneumatic schematics, manuals, formulas, bills of materials, research and development files, documentation, and other intellectual property, whether or not secret and whether or not reduced to writing; (viii) licenses to or under and shop rights in any of the foregoing; (ix) rights and options to obtain any of the foregoing;
(x) all causes of action to enforce any of the rights granted to Buyer in clauses (i)-(ix), inclusive (excluding the lawsuit captioned Stevens
                                                             -------
International, Inc. v. Bergland and all Retained Liabilities); and (xi) Buyer's
-------------------------------
interest in the Cross-License described in Section 8.06; the Intellectual
                                           ------------

Property includes, but is not limited to, the Intellectual Property described in attached Schedule 1.02(i), which contains the book value, if any, of such items
         ---------------
as of December 31, 1997; and

               (j)  Other Assets.  All other assets dedicated to the Business,
                    ------------
other than Excluded Assets as defined in Section 1.03 hereof, used for
                                         ------------
engineering, manufacturing, marketing, selling, distributing, or servicing the Product Lines or any other aspect of the Business as of the Closing (other than the Excluded Assets); attached hereto as Schedule 1.02(j) is a list of such
                                         ----------------
other assets and their book value as of December 31, 1997.

     The fact that an asset does not appear on a Schedule hereto does not mean that it does not constitute a Purchased Asset if it otherwise falls within the definition of a Purchased Asset. All assets of Seller physically located at the Real Property shall constitute Purchased Assets, other than tangible personal property associated with Seller's employees not employed in the Business and the Excluded Assets. All Purchased Assets listed on a Schedule under this Section
                                                                       -------
1.02 shall be owned by Seller as of the Closing Date and shall be sold, conveyed
----
and transferred to Buyer at Closing.

     1.03.  Excluded Assets.  Notwithstanding anything to the contrary
            ---------------
provided for in this Agreement, the Purchased Assets shall in no event include the following: (i) the tangible and intangible assets (including accounts receivable from the sale of the systems described below and related cutting and delivery equipment sold as part of such systems) which relate solely to Stevens System 2000 (Flexo Printing System, consisting of the infeed unit, the flexographic print units with associated dryers, the midpress (outfeed) unit and electrical specification and software related to these units) and System 9000 (narrow Web-Rotogravure Printing System, consisting of the infeed unit, the rotogravure print units with associated dryers and electrical specification and software related to these units), the engineering drawings for both systems, and the spare parts used solely on these two systems), as further described in
Schedule 1.03 attached hereto; (ii) the excluded intellectual property rights
-------------
identified in Schedule 1.02(i); (iii) all rights of Seller arising under this
              ----------------
Agreement and the consummation of the transactions
contemplated hereby; (iv) all cash, bank deposits and marketable securities of Seller; (v) all corporate minute books, stock records, and tax returns of Seller and such other similar corporate books and records of Seller as may exist on the Closing Date, including records of Seller's Affiliates; provided, however, that Buyer shall be entitled to obtain copies of such records of Seller relating to the Purchased Assets as Buyer may reasonably require in connection with the operation of the Business or use of the Purchased Assets subsequent to the Closing Date; (vi) all interests in and to the corporate names of any Affiliates of Seller (other than the Zerand Division), including Stevens International, Inc. and all variances thereof and all rights to the use of such names as trademarks; (vii) all listings pertaining to any of Seller's Affiliates (other than the Zerand Division) in all telephone books and directories; and stationery, forms, labels, shipping material, catalogs, brochures, artwork, photographs, and advertising and promotional materials relating to Seller and any of Seller's Affiliates (other than the Zerand Division); (viii) all rights to refunds of taxes applicable to periods prior to the Closing Date; (ix) all intercompany receivables from any of Seller or Seller's Affiliates; (x) all assets of Seller not used or useful in the Business; (xi) computer software or other MIS programs used at Seller's corporate headquarters in Fort Worth, Texas, and not used in connection with the Business; and (xii) other items of equipment identified on Schedule 1.03 (collectively, the "Excluded Assets").
              -------------

     1.04.     Assumed Liabilities.
               -------------------

               (a) Buyer shall assume at the Closing and agrees to pay, perform, or otherwise discharge, as and when the same shall become due and payable, only those accounts payable, accrued liabilities, customer deposits, unfunded pension liabilities, accrued payroll, vacation, commission payments and sick leave (collectively, the "Assumed Liabilities") substantially reflected on the Business's Balance Sheet (pro forma) as of December 31, 1997, and attached hereto as Exhibit B (the "December Balance Sheet"), together with all
          ---------
obligations of Seller under the Assigned Contracts relating to the operation of the Business after the Closing Date and the Warranty Obligations (as defined in
Section 1.07).  The Closing Balance Sheet (as hereafter defined) shall not
------------
reflect any greater amount of Assumed Liabilities than the December Balance Sheet, except to the extent due solely to current commercial and operating needs and working capital requirements.

               (b) Notwithstanding the foregoing, under this Agreement, "Assumed Liabilities" specifically excludes the following:

                    (i) current ad valorem taxes (which shall be prorated through the Closing Date) and any transfer taxes or fees on the sale of the Real Property and the Personal Property accrued through the Closing Date (however, Buyer may elect to assume such liabilities and deduct the foregoing from the Closing Price);

                    (ii) any liabilities for the payment of any federal, state, local or foreign taxes or similar assessments incurred with respect to any period or the portion of any period prior to the day next succeeding the Closing Date;

                    (iii) any liabilities associated with past employee severance actions and related reserves, if any, accrued on the books and records of the Business as of the Closing Date;

                    (iv) any liabilities for or obligation to prosecute or defend any litigation, arbitration or mediation involving the Zerand

Division, including, but not limited to, Stevens International, Inc. v.
                                         --------------------------
Bergland, Case No. 97-C-165 (D. Wis.) and Hall v. Zerand Corp., Case No. 83231
--------                                  ----    ------------
(N.Y. Sup. Ct.); and

                    (v) worker's compensation, medical insurance expenses and product's liability charges incurred but not reported on the Closing Balance Sheet as reported reserves.

     Such excluded liabilities described in clauses (i)-(v), along with all other liabilities of and claims against Seller, presently existing or in future arising, not specifically included in the definition of Assumed Liabilities, are collectively referred to herein as the "Retained Liabilities."

     Seller shall remain liable for all Retained Liabilities and shall pay or discharge, as and when the same become due and payable, the Retained Liabilities.

               (c) With respect to the unfunded pension liabilities Buyer has agreed to assume pursuant to Section 1.04(a), Buyer shall pay such amount
                             ---------------
directly to the trustee of the applicable pension plan(s) within sixty (60) days after the Closing Date.

     1.05.     Continuing Employees.
               --------------------

               (a) Buyer agrees to offer continued employment (without a break in employment) on substantially the same terms and conditions (other than pension benefits) to those employees of the Zerand Division and possibly other non-Zerand Division employees of Seller listed on Schedule 1.05(a), which
                                                  ----------------
Schedule describes such employees' current jobs, compensation, length of employment with Seller, and all understandings, contracts or agreements relating to compensation and continued employment. This section shall be interpreted so as to satisfy the requirement of Section 109.07(6)(a) of the Wisconsin statutes. At Closing, and for a reasonable time thereafter, Seller will use its best efforts to assist Buyer in securing the continued employment of the Zerand Division employees. Those employees listed on Schedule 1.05(a) who accept
                                              ----------------
employment from Buyer shall be referred to as "Continuing Employees."

               (b) Except for accrued payroll, vacation and sick pay accruals and certain commission fees as expressly provided on Schedule 1.05(b) and set
                                                     ----------------
forth on the Closing Balance Sheet, Buyer does not assume any liabilities, duties or obligations of Seller with respect to any Continuing Employees or any other employee of Seller, nor does Buyer assume any of Seller's employee benefits, benefit plans or pension liabilities.

               (c) Seller shall terminate the employment of all of the Continuing Employees as of the Closing Date. Seller and the trustees of Seller's pension, profit sharing, 401(k) and welfare plans and other benefit plans and programs shall have no obligations to transfer any assets representing accrued benefits or entitlements of Continuing Employees to any plans maintained or created by Buyer. Continuing Employees shall be treated under all benefit plans and programs of Seller as having terminated their employment with Seller as of the Closing Date and all accrued benefits and entitlements of such Continuing Employees under Seller's benefit plans and programs shall be paid or otherwise discharged in accordance with the provisions of the plans, subject to applicable law.

     1.06.  Seller Not to Employ Continuing Employees.  For a period of five
            -----------------------------------------
(5) years following the Closing, Seller and any present or future Affiliate will not, without the prior written consent of Buyer, which consent Buyer shall grant in its sole discretion, offer employment to or employ, in any capacity, on a full-time or part-time basis, or retain as a consultant or director, any Continuing Employee or any officer, director or consultant of Buyer, unless such person has been terminated by Buyer. Except as expressly required by law or binding contractual agreement in effect on the date hereof (which has been fully disclosed to Buyer in a Schedule hereto), Seller will not provide severance benefits to any employee of the Business who refuses an offer of employment with Buyer.

     1.07.  Warranty Obligations.  Buyer shall assume at Closing and agrees to
            --------------------
pay, perform or otherwise discharge, all contractual warranty obligations relating to the Product Lines of the Business sold by Seller to the purchaser thereof or the original retail buyer which obligations may arise out of the customer relationships identified in Schedule 1.07, excluding obligations of
                                     -------------
Seller under any customer warranty on any System 2000 or 9000 sold by Seller, customer warranty obligations with respect to the Stevens System 4000 sold by Seller to Universal Packaging in Fort Smith, Arkansas, implied warranties that may be imposed by operation of law, and further excluding any warranty obligations related to the Excluded Assets (and any Product Lines included within the Excluded Assets), provided that to the extent Buyer incurs costs in excess of the warranty accrual on the Closing Balance Sheet such overruns shall not be Assumed Liabilities (the "Warranty Obligations"). To the extent that Buyer expects to satisfy any Warranty Obligations in excess of the warranty accrual established in the Closing Balance Sheet, Buyer shall provide Seller with ten (10) days prior written notice and agrees to consult with Seller about reasonable, cost effective solutions to the warranty claim made by the buyer of the product before servicing the warranty claim; however, Buyer has the sole right to determine the method and manner of satisfying warranty obligations. With respect to Warranty Obligations which may be satisfied by Seller after the Closing Date relating to the Product Lines included within a Stevens System (such Stevens ongoing Warranty Obligations set forth on Schedule 1.07),
                                                        -------------

Buyer agrees to provide components necessary for such warranty work at inventory cost and service labor at actual labor cost plus capitalized overhead during the period of the contractual warranty obligation.


                                  ARTICLE II

                       PURCHASE PRICE OF ZERAND DIVISION


     2.01.     Components of Purchase Price.  In consideration of the sale,
               ----------------------------
transfer, and assignment by Seller of the Zerand Division, Buyer shall (i) pay the Closing Price as set forth in Sections 2.02 and 2.03, (ii) make the
                                  ----------------------
Performance Earn Out as set forth in Section 2.04, and (iii) assume the Assumed
                                     ------------
Liabilities in accordance with Section 1.04.
                               ------------

     2.02.     Closing Price.
               -------------

               (a)  Closing Price.
                    -------------

                    (i) At Closing, Seller shall provide to Buyer a Statement of Assets Purchased and Liabilities Assumed as of the Closing Date prepared in accordance with GAAP (as hereafter defined) consistent with the December Balance Sheet and in accordance with this Agreement (the "Closing Balance Sheet"), which is reasonably acceptable to the Buyer, which shall be used to determine the Closing Price. Buyer shall have the right to reject the Closing Balance Sheet if it is clearly overstated in any material respect. The Closing Price shall be $12,000,000 if the "net worth" (defined as Purchased Assets less Assumed Liabilities) shown on the Closing Balance Sheet is $8,000,000, and shall be increased or decreased for every dollar that the net worth differs from $8,000,000. At the Closing, an amount determined in clause (ii) or (iii) below of this Section 2.02(a) shall be paid in cash or by wire transfer to Seller (the
        ---------------
"Minimum Cash Closing Payment"):

                    (ii) If the Closing Price is $12,000,000 or more, $11,000,000 will be paid in cash or by wire transfer at Closing to Seller.

                    (iii) If the Closing Price is less than $12,000,000, Buyer and Seller shall agree upon the Minimum Cash Closing Payment. Buyer has no obligation to agree to a Minimum Cash Closing Payment that provides less than $1,000,000 for the Escrowed Closing Price described in Section 2.02(b) below and
                                                       ---------------
Seller has no obligation to agree to a Minimum Cash Closing Payment of less than $11,000,000.

                    (iv) In the event that the Closing Price complies with clause (ii) of this Section 2.02(a), the lesser of ten percent (10%) of the
                    ---------------
Closing Price or the difference between the Closing Price and $11,000,000 shall be paid to the Escrow Agent into the escrow as set forth in Section 2.02(b) (the
                                                            ---------------
"Escrowed Closing Price").

                    (v) In the event that the Closing Price does not comply with clause (ii) of this Section 2.02(a), the Escrowed Closing Price shall be
                         ---------------
$1,000,000 of cash or cash equivalents or such lesser sum or other security as Buyer in its sole discretion may accept.

                    (vi) After payment of the Minimum Cash Closing Payment to Seller and deposit of the Escrowed Closing Price with the Escrow Agent, the entire remainder of the Closing Price, if any, shall be held back by Buyer until the Final Adjustment (the "Holdback Amount"). The appropriate amount of the Holdback Amount shall be paid after the Audited Closing Balance Sheet is computed and the Final Adjustment, if any, is made (as such terms are defined hereafter) in accordance with Section 2.03.
                              ------------

                    (vii) In the event that the Closing Price is less than $12,000,000 and Seller refuses to agree to a Minimum Cash Closing Payment of less than $11,000,000 or Buyer refuses to agree to an Escrowed Closing Price of less than $1,000,000, Seller or Buyer, respectively, may terminate this Agreement.

                    (viii) If requested by Seller, Buyer shall deduct from the Minimum Cash Closing Payment the amount of the consulting fee which Seller designates in writing and pay by wire transfer at Closing such consulting fee directly to M&A Capital, Inc.

               (b) Payment of Escrowed Closing Price. The Escrowed Closing Price
                   ---------------------------------
shall be paid at Closing to the escrow agent (the "Escrow Agent") pursuant to the escrow agreement attached hereto as Exhibit C, (the "Escrow Agreement"),
                                        ---------
which shall be signed at Closing. The Escrowed Closing Price shall serve as a guarantee for twelve (12) months after Closing of Buyer's collection of Accounts Receivable, and for any liabilities incurred by Buyer for pre-Closing events in excess of Assumed Liabilities, and for any default of this Agreement by Seller, including but not limited to, Seller's obligation to repurchase the Universal Equipment under Section 7.09. The Escrow Agreement provides, among other
                ------------
things, that if Buyer has not made any claim to the Escrowed Closing Price totaling more than $50,000 within five (5) months after Closing, one half of the balance of the Escrowed Closing Price after subtracting the claim, if any, shall be delivered to Seller in accordance with the Escrow Agreement. The remaining balance of the Escrowed Closing Price, subject to Buyer's rights therein under the Escrow Agreement, shall be delivered to Seller twelve (12) months after Closing.

               (c) Wire Transfer. The cash payment by Buyer of the Minimum Cash
                   -------------
Closing Payment shall be made on the Closing Date by wire transfer of same day funds to an account designated in writing by Seller to Buyer at least two Business Days prior to the Closing Date. The cash payment of the Escrowed Closing Price shall be made on the Closing Date by wire transfer of same day funds to the account of the Escrow Agent.

       2.03.   Final Adjustment to Closing Price.
               ---------------------------------

               (a) Within sixty (60) days following the Closing, Ernst & Young, L.L.P. shall audit the Closing Balance Sheet in accordance with GAAP except as disclosed in Schedule 5.02 (the "Audited Closing Balance Sheet"). The fees and
             -------------
disbursements for such audit shall be paid by Buyer. Seller shall assist Buyer in testing the accuracy of the Inventory. Unless the Seller disputes the Audited Closing Balance Sheet, (a) if the net worth determined from the Closing Balance Sheet is less than the net worth determined from the Audited Closing Balance Sheet, the Buyer shall pay the Seller the Holdback Amount, if any, plus the difference within 15 days, and (b) if the net worth determined from the Closing Balance Sheet is greater than the net worth determined from the Audited Closing Balance Sheet, (i) if the Holdback Amount is greater than the difference, the difference shall be deducted from the Holdback Amount and the balance shall be paid by Buyer to Seller, or (ii) if the Holdback Amount is less than or equal to the difference, Buyer shall retain the Holdback Amount and Seller shall pay Buyer the amount by which the difference exceeds the Holdback Amount, in each case within 15 days. If Seller disputes the Audited Closing Balance Sheet, Seller shall deliver to Buyer written notice (the "Objection Notice") of any dispute concerning the Audited Closing Balance Sheet, specifying in reasonable detail any objections and the reasons therefor, within ten (10) days after receipt of the Audited Closing Balance Sheet.

               (b) In the event that Seller sends an Objection Notice, Buyer and Seller shall negotiate in good faith to resolve any such objections no later than fifteen (15) days after the receipt by Buyer of the Objection Notice. In the event that Buyer and Seller are unable to agree on the Audited Closing Balance Sheet within such fifteen-day period, Buyer and Seller, within three days of the expiration of such fifteen-day period, shall jointly select a nationally recognized independent public accounting firm other than any accounting firm customarily used by Buyer or Seller (the "Mediating Accountants") to review the Audited Closing Balance Sheet in light of the disagreement and, if necessary, to revise the Audited Closing Balance Sheet. If Buyer and Seller cannot agree on the Mediating Accountants, the

Mediating Accountants shall be chosen by the American Arbitration Association. Buyer and Seller shall instruct the Mediating Accountants to conclude its review of the Audited Closing Balance Sheet within thirty (30) days from the date on which the Mediating Accountants have been engaged. The Audited Closing Balance Sheet, as revised or approved in the judgment of the Mediating Accountants, shall be final and binding on Buyer and Seller. The fees and disbursements of the Mediating Accountants shall be shared equally by Buyer and Seller. Upon the decision of the Mediating Accountants, the Final Adjustment shall be paid according to the formula set forth in Section 2.03(a).
                                      ---------------

       2.04.   Allocation of Closing Price and Assumed Liabilities.  The sum of
               ---------------------------------------------------
the Closing Price and the Assumed Liabilities shall be allocated among the Purchased Assets as agreed by Buyer and Seller at Closing. Buyer and Seller shall each file Form 8594 (Asset Acquisition Statement under Section 1060) on a timely basis reporting the allocation of the Closing Price consistent with the allocation determined by Buyer and Seller. Buyer and Seller shall file on a timely basis any amendments required to such Form 8594 as a result of any subsequent change in the Closing Price or the Assumed Liabilities. Buyer and Seller shall not take any position on their respective tax returns that is inconsistent with the requirements of this Section 2.04.
                                           -------------

       2.05.   Performance Earn Out.
               --------------------

               (a) In addition to the Closing Price, for a period of five (5) years from the Closing Date (the "Performance Earn Out Period"), Buyer shall pay to Seller forty percent (40%) of the remainder, if any, of (i) aggregate pro
                                     ---------
forma Net Profit of the Business for the Performance Earn Out Period; less (ii)
                                                                      ----
Seven Million Eight Hundred Twenty-Five Thousand U.S. Dollars ($7,825,000 US) (the "Performance Amount"). The "Net Profit of the Business" shall be defined as operating profit of the Zerand Division, less amortization of goodwill existing immediately prior to the Closing Date and provision for pro forma income taxes as determined in accordance with United States generally accepted accounting principles and past practices as applied by Seller to the Zerand Division immediately prior to Closing ("GAAP"). Notwithstanding anything in this Agreement to the contrary, the Performance Amount shall not exceed Eight Million Five Hundred Thousand U.S. Dollars ($8,500,000 US). Buyer agrees that subsequent to the Closing Date and until the expiration of the Performance Earn Out Period, Buyer shall operate the Business as a separate division or controlled subsidiary of NAC or any direct or indirect parent which controls NAC, and shall maintain separate books and records for the Business as if it were a "stand alone" entity in order to calculate the Performance Amount. For purposes of the calculation of the Performance Amount, Buyer and Seller agree that (a) Buyer shall not allocate costs to the Business from any Affiliate of Buyer except to the extent such Affiliate is providing services or goods to Buyer at not more than fair market value, (b) the payment of the Performance Amount will not result in a reduction in the aggregate pro forma Net Profit of the Business, (c) Buyer will not reduce the aggregate pro forma Net Profit of the Business by any general overhead payable to Affiliates of Buyer not related to the commercially reasonable needs of the Business, (d) the charge to pro forma Net Profit of the Business for amortization of goodwill shall be only the goodwill on the books of the Zerand Division immediately prior to the Closing Date, and (e) the amount spent for investment, research and development and marketing over the entire Performance Earn Out Period shall be reasonable given the revenue expected to be derived from the Business.

               (b) Buyer shall make annual payments to Seller of one half of an approximation of the annual share of the Performance Amount (each, an "Annual Performance Earn Out"), commencing thirty (30) days after approval of the auditor's report described in Section 2.05(d), and, in any case, not later than
                              ---------------
ninety (90) days after December 31, 1999 and on the same date thereafter each year during the Performance Earn Out Period, except for the last Earn Out Period which shall be not later than ninety (90) days thereafter (each, an "Annual Performance Earn Out Date") in accordance with the following calculation: The Annual Performance Earn Out shall be equal to twenty percent (20%) of the cumulative positive difference, if any, between (i) the Net Profit of the Business for each calendar year since the Closing Date (an "Earn Out Period") and (ii) One Million Five Hundred Sixty-Five Thousand U.S. Dollars ($1,565,000 U.S.) for each Earn Out Period equal to 365 days (in the event an Earn Out Period is greater or less than 365 days, the $1,565,000 amount shall be increased or decreased pro rata), less all previous Annual Performance Earn Out payments made to Seller, except that the first Earn Out Period shall run from the Closing Date through December 31, 1998, and the last Earn Out Period shall run from January 1, 2003 through the date which is five (5) years from the Closing Date. The balance of the Performance Amount shall be paid with the payment of the last Annual Performance Earn Out. For example, if following the third year, the Net Profit has been $1.3 million, $1.9 million and $2.1 million, then the Annual Performance Earn Out at the start of year four is: $5.3 - $4.695 = $605,000 x .2 = $121,000 - $14,000 = $107,000. See Schedule 2.05(b)
                                                             ----------------
for a further example of the operation of this Section 2.05(b).
                                               ---------------

               (c) If on any Annual Performance Earn Out Date, Buyer determines that (i) the total of all prior Annual Performance Earn Out exceeds the cumulative total then due; (ii) there remains a balance that Seller owes Buyer for Overdue Receivables and/or any liabilities or the damages incurred by Buyer, including reasonable attorneys' fees, from a default by Seller under this Agreement in excess of a basket amount of $100,000 U.S., then Buyer shall be entitled to offset any amount Seller owes Buyer under clauses (i) - (ii)
of this Section 2.05(c) against the one half of each Annual Performance Earn Out
        ---------------
held back by Buyer under Section 2.05(b). To the extent the amount owed Buyer
                         ---------------
exceeds the sum then held back from the Annual Performance Earn Out, Seller shall make payment to Buyer of such excess within ten (10) days after receipt of Buyer's demand. Notwithstanding the foregoing, Seller's liability to Buyer under this Section 2.05(c) shall not exceed the Performance Amount actually paid.
     ---------------

               (d) At Closing, Buyer and Seller jointly shall select a nationally-recognized firm of certified public accountants to audit each Annual Performance Earn Out and the Performance Amount for the entire Performance Earn Out Period within sixty (60) days after each Annual Performance Earn Out Date. Such auditor's annual decision shall be final and binding on both parties. Buyer and Seller shall each pay one-half of the fees of such audit.

               (e) Within ten (10) days following the audit described in Section
                                                                         -------
2.05(d), the party required to pay an adjusted amount shall do so by wire
-------
transfer of immediately available funds.

               (f) Buyer and Seller represent to each other that neither has promised or guaranteed the ability of the Business to generate any Annual Performance Earn Out.

       2.06.   Adjustment and Procedure for Overdue Receivables.
       -----   ------------------------------------------------

               (a) Amounts collected by Buyer after the Closing Date with respect to the Accounts Receivable shall be applied to the oldest undisputed invoices then outstanding with respect to such customer unless otherwise designated by the customer. From and after the Closing Date, Buyer shall use all commercially reasonable collection methods in the collection of accounts to collect the Accounts Receivable.

               (b) If the amount of the receivables which are collected by Buyer within 150 days after the Closing Date, when added to the amount of any Overdue Receivables Buyer intends to keep title to as provided below, is less than the value of the Accounts Receivable (after reduction for the allowance for doubtful accounts) as of the Closing Date, the Buyer shall notify Seller within thirty days after the expiration of the five-month period pursuant to a written statement (the "Overdue Receivables Notice") detailing with respect to each Overdue Receivable (i) the name and address of the debtor, (ii) the amount of the Overdue Receivable, and (iii) whether Buyer intends to assign back to Seller such Overdue Receivable or irrevocably maintain title thereto. The Overdue Receivables Notice shall also be accompanied by a copy or photocopy of any unpaid invoice in Buyer's possession and any reason given by the account debtor for its nonpayment. Subject to the provisions of Section 13.03(a), the
                                                        ----------------
aggregate amount of Overdue Receivables to be assigned back to Seller shown on the Overdue Receivables Notice shall be a claim for indemnification under
Section 13.01(d) and may be offset by Buyer from the Escrowed Closing Price and
----------------
the Annual Performance Earn Out, if any (after reduction of the Overdue Receivables by the allowance for doubtful accounts as provided in the Audited Closing Balance Sheet), in accordance with the terms of the Escrow Agreement, against the simultaneous delivery by Buyer to Seller of an assignment in a form reasonably satisfactory to Seller and Seller's counsel, assigning to Seller all right, title, and interest in and to such Overdue Receivables free and clear of all liens and encumbrances created by Buyer.

                                  ARTICLE III

                                NON-COMPETITION


3.01.  Non-Competition.
-----  ---------------

               (a) For a period of five (5) years from and after the Closing Date (the "Non-Compete Term"), neither Seller, nor any present or future corporate Affiliate of Seller, nor Paul I. Stevens or Richard I. Stevens (collectively, with Seller and its corporate Affiliates, the "Stevens Parties") shall design, engineer or manufacture for sale anywhere in the world any products which compete directly or indirectly with the Product Lines to be acquired by Buyer as part of the Business nor shall the Stevens Parties market or sell stand-alone product lines manufactured by others that compete directly or indirectly with the Product Lines acquired by Buyer, except product lines of Seller in existence on the Closing Date and any alterations, variations or improvements to such product lines (including changes in size). Nothing in this
Section 3.01 shall prevent Richard I. Stevens from being employed as an employee
------------
or consultant by a company not controlled directly or indirectly by him, which competes with Buyer, provided that such employment does not commence until eighteen (18) months after the Closing Date. In addition, during the Non-Compete Term, the Stevens Parties shall not provide after-sale service to any Product Line and Buyer will not provide after-sale service to any components of Stevens System 2000 or 9000 (except for platen die cutters). During the Non-Compete Term, Buyer shall covenant not to engage those design engineers listed in
Schedule 3.01 who become Continuing Employees to design any inline rotogravure
-------------
and inline flexographic printing units for carton board printing substantially the same in design as the Stevens System 2000 and 9000. This limitation shall not prevent any Affiliate of Buyer from selling, designing, manufacturing or installing inline rotogravure and inline flexographic printing units for carton board printing anywhere in the world. In addition, Buyer and its Affiliates will not be prevented from using any Continuing Employees to undertake after-sale service on any rotogravure or flexographic printing units built by any Affiliate of Buyer.

Buyer acknowledges and agrees that the intent of this Section 3.01(a) is not to
                                                      ---------------
prohibit the Stevens Parties from marketing or selling components or products which compete directly or indirectly with the Product Lines only as a component of an overall new Stevens system in the event that Stevens's customer requests an alternative product.

               The Stevens Parties acknowledge that pursuant to the terms of this Agreement and in reliance on the terms herein, Buyer will make a substantial investment in the Zerand Division, that the restrictions contained in this Section 3.01 are reasonable and necessary for Buyer's protection and
        ------------
that Seller's acceptance of such restrictions is a substantial inducement to Buyer's purchase of the Zerand Division from Seller. Without limiting the right of Buyer to pursue all other legal and equitable rights available to it for any violation of this Section 3.01, the Stevens Parties acknowledge and agree that
                  ------------
legal remedies are inadequate to fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief to prevent any violation or continuing violation thereof and reasonable attorneys' fees and court costs. It is the intent and understanding of Buyer and the Stevens Parties that if in any action before any court or agency legally empowered to enforce this Agreement or under any applicable law, any term, restriction, covenant, or promise is found or stated to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

               Buyer and Seller agree that the following shall not constitute a violation of Article III of the Agreement:

                    With respect to the System 2000, 9000 and 4000 machines specifically identified and more fully described in Schedule 1.07, Seller may
                                                      -------------
  continue to provide warranty work on all components of such systems except for the platen die cutter components. The terms to be provided by Buyer with respect to parts and service are set forth in Schedule 1.07.
                                                -------------

                    Seller may rebuild, refurbish and sell used Stevens Systems described in Schedule 3.01 (c); provided, however, if such systems contain a
               -----------------
  platen die cutter component, Seller shall offer to Buyer the opportunity to rebuild and/or refurbish the platen die cutter at list price less 10% OEM discount. Seller may rebuild and refurbish all other components within any other systems, including rotary cutters.


                                   ARTICLE IV

                             SELLER'S OBLIGATION TO
                         PURCHASE EQUIPMENT FROM BUYER

       4.01. For a period of five (5) years following the Closing Date, Seller and Buyer shall operate under a marketing agreement whereby Seller shall actively market, on a preferential basis, but not exclusively, and purchase from Buyer at list price less 10% OEM discount, and supply its customers with those platen die-cutters and other products of the Product Lines manufactured by Buyer in the Business, and Buyer agrees to supply Seller on this basis. The terms and conditions of each order shall be agreed to by the parties.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------


       Except as set forth in a Schedule hereto, Seller hereby represents and warrants to Buyer as follows:

       5.01.   Existence and Authority of Seller.  Seller is a corporation
               ---------------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and the Collateral Agreements, and to perform its obligations hereunder and thereunder. Except as set forth in Schedule 5.01, Seller is duly qualified as a
                                   -------------
foreign corporation and is in good standing as a foreign corporation in all jurisdictions where the properties owned, leased or operated by Seller relating to the Business are located or where the Business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Business or the Purchased Assets or the ability of Seller to perform its obligations hereunder or under any agreement or instrument contemplated hereby. The execution, delivery and performance of this Agreement and, when executed, the Collateral Agreements by Seller have been duly and validly authorized by all necessary corporate proceedings on the part of Seller. This Agreement constitutes and, when executed, the Collateral Agreements will constitute, the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

       5.02.   Financial Statements and Related Matters.
               ----------------------------------------

               (a) Attached as Schedule 5.02 is the unaudited statements of
                               -------------
income of the Business for the year ended December 31, 1997 and for the nine months ended September 30, 1997 (collectively, the "Operating Statements") and attached as Exhibit B is the December Balance Sheet. The Operating Statements
            ---------
and December Balance Sheet (collectively, the "Financial Statements") include only those amounts that relate to the Business. Except as set forth in Schedule
                                                                       --------
5.02, the Financial Statements (i) present fairly, in all material respects, the
----
financial condition and results of operations of the Business as of and for the dates and periods presented; (ii) have been prepared in accordance with Seller's policies which are in conformity with GAAP, except as noted therein, and in all material respects in accordance with the books and records of Seller; (iii) are the same as those provided to Ernst & Young, L.L.P. by Seller; (iv) reflect, in all material respects, adjustments identified by Seller or its auditors; and (v) no material transactions relating to the Business have been omitted, by recording them on the corporate books of Seller or the books of an Affiliate of Seller, or otherwise omitted from the Operating Statements.

               (b) To Seller's knowledge, except as set forth in Schedule 5.02
                                                                 -------------
or in the December Balance Sheet, as of December 31, 1997, neither the Seller nor any of its Affiliates has any indebtedness, obligation or liability (contingent or otherwise) that is material to the Business or to the Purchased Assets taken as a whole, and, to Seller's knowledge and except as set forth in
Schedule 5.02, no circumstances exist that are reasonably likely to result in
-------------
any such material indebtedness, obligation or liability.

               (c) Except as set forth in Schedule 5.02, Seller has no liability
                                          -------------
or tax or assessment except for those that are (i) fully reserved for in the Closing Balance Sheet, (ii) fully reflected in the estimated costs of completion referenced in Section 5.09 hereof or (iii) fully reimbursable from customers
              ------------
under a binding contractual obligation of such customers or applicable law, or otherwise directly payable by such customers.

       5.03.   Compliance with Laws.
               --------------------

               (a) Except as set forth on Schedule 5.03(a), Seller, with respect
                                          ----------------
to the Business or the Purchased Assets, is not (i) subject to the terms or provisions of any judgment, decree, order, writ or injunction, or (ii) in violation of any terms or provisions of any statute, law, rule, ordinance, or regulation (collectively, "Laws") of any state, commonwealth, nation, territory, possession, county, parish, municipality, or other political subdivision or of any department, commission, board, bureau, agency, court, tribunal, or other instrumentality of the foregoing, including, but not limited to Laws pertaining to anti-competitive practices, discrimination, employment and health and safety, except where such violations do not and to Seller's knowledge are not reasonably likely to have a material adverse effect on the operations or financial condition of the Business or on the Seller's ability to consummate any of the transactions contemplated by this Agreement or any of the Collateral Agreements.

               (b) Except where the failure to possess would have a material adverse effect on the Business, Seller possesses all material licenses, franchises, permits, and other governmental authorizations (collectively, "Authorizations") which are necessary to the conduct of the Business in the manner in which, and in the jurisdictions and places where, Seller conducts the Business. To the knowledge of the Seller, all such Authorizations are in good standing, valid and effective in accordance with their respective terms. No other Authorizations are necessary or required for Seller to operate the Business, except where the failure to possess such Authorization(s) would not have a material adverse affect on the conduct of the Business. Seller is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Authorizations, except where the failure to be in compliance would not have a material adverse effect on the conduct of the Business.

       5.04.   Labor Relations.  Except as set forth in Schedule 5.04:
               ---------------                          -------------

               (a) There are no labor controversies, disputes, strikes, lock-outs, work slow-downs, or work stoppages pending or, to the best of Seller's knowledge, threatened between Seller and any of the employees who work in the Business or have worked within the last six (6) months in the Business other than any of the foregoing that are not material to the Business. No labor union or other representative has been designated, selected or certified as the representative of the employees of Seller who work in the Business in accordance with the U.S. National Labor Relations Act or other applicable law, no collective bargaining agreement is in effect or is currently being negotiated with respect to the Business, and, to Seller's knowledge, no union organizing activities are currently taking place with respect to the Business.

               (b) Seller has not committed any act or failed to take any required action with respect to any of its employees which has resulted or which may result in a material violation of ERISA (as that term is defined in Section
                                                                        -------
5.06), or similar legislation as it affects any employee benefit or welfare plan
-----
of Seller; the Immigration Reform and Control Act of 1986; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Occupational Safety and Health Act; Executive Order 11246; the Fair Labor Standards Act; the Rehabilitation Act of 1973; and all regulations under such Acts, and all other federal, state and local laws, regulations and executive orders relating to the employment of labor, including any provision thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, unemployment and workman's compensation laws, any labor relations laws, or any governmental regulations promulgated thereunder, as the same affect relationships or obligations of the Seller with respect to any of the Seller's employees of the Business, and which will or reasonably could result in any material liability, penalty, fine or the like being imposed upon the Seller. The Seller is not liable for any arrearage of wages or taxes or penalties for failure to comply with any of the foregoing, and there are no proceedings before any court, governmental agency, instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, either pending or threatened.

       5.05.   Compensation.  Schedule 1.05(a) hereto sets forth the name and
               ------------   ----------------
position of the Zerand Division employees and certain other non-Zerand employees of Seller, the current wage or salary paid with respect to 1997 and incentive awards that have been awarded with respect to 1997 for each person and the amount of vacation/holiday time accrued but not taken for each person as of December 31, 1997. Seller will provide a final reconciliation of pay and vacation/holiday time as of the Closing Date by the date the Audited Closing Balance Sheet is delivered. Schedule 1.05(a) also sets forth (i) a list of all
                             ----------------
written employment agreements with Seller, and, separately, summarizes any compensation packages with respect to Continuing Employees who are in management positions, and (ii) a list of all written consulting agreements relating to the Business. Since December 31, 1997, except for normal increases in wages, salary, incentive awards and benefits consistent with past practices, Seller has not (i) granted or become obligated to grant any increases in compensation of,
(ii) paid or become obligated to pay any bonus to, (iii) made or become obligated to make any similar payment to, or (iv) granted or become obligated to grant any additional benefit to any Continuing Employee. Seller has paid all Continuing Employees all wages and salaries, to which the Continuing Employees are due through the last pay period preceding the execution of this Agreement.

       5.06.   Employee Benefit Plans.
               ----------------------

               (a) For purposes of this Section 5.06, the term "employee benefit plan(s)" shall have the meaning ascribed to it in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder, and the term "employee pension benefit plan(s)" shall have the meaning ascribed to it in Section 3(2) of ERISA.

               (b) Schedule 5.06 sets forth a complete list of all employee
                   -------------
benefit plans, policies and practices (whether or not subject to ERISA) applicable to or providing benefits to Continuing Employees or their dependents or beneficiaries (the "Business Plans"), including, without limitation, plans, funds or programs providing medical, surgical or hospital care or benefits; benefits in the event of sickness, accident, disability, death or unemployment; vacation benefits; apprenticeship or other training programs; day care centers; scholarship funds; prepaid legal services; benefits described in Section 302(c) of the Labor Management Relations Act; retirement income; income deferral for periods extending to the termination of covered employment or beyond; severance pay arrangements; and supplemental retirement income payments which take into account increases in the cost of living. Each employee benefit plan, policy or practice which is funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan on Schedule
                                                                        --------
5.06.
----

               (c) The Seller has delivered true and complete copies of all of the following to the Buyer: (i) the Business Plan documents; (ii) policies and practices relating to the Business Plans and Continuing Employees; (iii) summary plan descriptions for the Business Plans; (iv) most recent allocation or actuarial reports prepared for each Business Plan; (v) insurance policies related to the Business Plans; and (vi) communications to or from the Internal Revenue Service (the "IRS") (including the most recent Form 5500 filed with the IRS and the most recent determination letter received from the IRS), the Pension Benefit Guaranty Corporation (the "PBGC") or the United States Department of Labor and other governmental filings with respect to the Business Plans.

               (d) Except as specifically provided in the documents described in this Section 5.06 and delivered to Buyer, or as otherwise described on Schedule
     ------------                                                      --------
5.06, there are no amendments, modifications, extensions, changes in benefits or
----
benefit structures, or other alterations which are currently in effect or which the Seller has undertaken to become effective in the future, or which the Seller has knowledge of, to any of the Business Plans.

               (e) Each of the Business Plans has been executed, managed and administered in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the

"Code,") and the regulations promulgated thereunder, and all other applicable laws with respect to the Continuing Employees. The Seller has no knowledge of any fact which would adversely affect the qualified status of any of the Business Plans, or of any threatened or pending claim against any of the Business Plans or their fiduciaries by any participant, beneficiary or government agency that involves or relates to any Continuing Employee.

               (f) The Seller has fully complied with the notice and continuation requirements of Sections 601 through 608 of ERISA and the proposed regulations thereunder as applicable to the employees of the Business. All reports, statements, returns and other information required to be furnished or filed with respect to the Business Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete in all material respects. Records with respect to the Business Plans have been maintained in material compliance with Section 107 of ERISA. Neither the Seller, nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of the Business Plans has any material liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA that would directly or indirectly result in any liability to the Business.

               (g) The Seller has not, with respect to any of the employee benefit plans, nor has any administrator of any of the employee benefit plans, the related trusts or any trustee thereof, engaged in any prohibited transaction which would subject the Seller, any of the Business Plans, any administrator or trustee or any party dealing with any of the Business Plans or any such trusts, to a tax or penalty on prohibited transactions imposed by ERISA, Section 4975 of the Code, or to any other liability under ERISA.

               (h) All of the Business Plans which are intended to be qualified under Section 401(a) or 403(a) of the Code, and the related trusts which are intended to be exempt under Section 501(a) of the Code, are, and have been since adoption, so qualified, and are identified on Schedule 3.22 as "qualified plans," and the date of the most recent determination letter from the

IRS confirming the qualification of each such plan is set out on Schedule 5.06.
                                                                 -------------

               (i) Except as set forth on Schedule 5.06, no employee pension
                                          -------------
benefit plan (within the meaning of Section 3(2) of ERISA) nor any related trust sponsored, maintained, or contributed to by Seller or by any trade or business, whether or not incorporated, that together with Seller would be treated as a "single employer" under Section 414(b) of the Code (each, a "Seller Group Plan") have been terminated. None of the Seller Group Plans has an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and 412 of the
Code), whether or not waived. Except as set forth in Schedule 5.06, no material
                                                     -------------
liability to the PBGC has been incurred with respect to any of Seller Group Plans; there have been no reportable events (as described in Section 4043 of ERISA) with respect to any Seller Group Plans; and no event or condition has occurred which presents a material risk of termination of any of the Seller Group Plans by the PBGC or the incurring of any liability under Title IV of ERISA (other than liability for PBGC premiums which have been paid and will be paid when due). Seller is not a party to any agreement with the IRS, PBGC or Department of Labor relating to any of the Seller Group Plans.

               (j) Except as set forth on Schedule 5.06, the present value of
                                          -------------
all accrued benefits, whether forfeitable or not, under the Seller Group Plans subject to Title IV of ERISA does not exceed the value of the assets of such plans allocable to such accrued benefits. The actuarial present value of all accrued deferred compensation entitlements of Continuing Employees (and their respective beneficiaries) other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Code are fully reflected on the Financial Statements.

               (k) None of the Business Plans is, and the Seller has never contributed to, a "multi-employer plan," as that term is defined in Section 3(37) of ERISA (as particularly amended by The Multi-Employer Pension Plan Amendments Act of 1980).

               (l) Except as set forth in Schedule 5.06, the Seller is not now
                                          -------------
liable, nor has it potential liability, under Sections 4063 or 4064 of ERISA, and cannot, whether by reason of the transactions contemplated by this Agreement or otherwise, be treated as a withdrawing substantial employer under the Business's employee pension benefit plan applicable to Continuing Employees to which more than one employer makes contributions by application of Section 4062(e) of ERISA. The Seller is not now, and will not at any time be by virtue of any action heretofore taken or to be taken prior to the Closing Date, subject to a requirement to provide security under Section 401(a)(29) of the Code, nor is (or shall) any asset of the Business be subject to a lien by reason of the provisions of Section 412(n) of the Code.

               (m) Any trust or fund maintained by or contributed to by the Seller or its employees to fund a Business Plan (other than an employee pension benefit plan) is qualified as an exempt organization under Section 501(c)(9) of the Code and the regulations thereunder as a Voluntary Employee's Benefit Association (a "VEBA"). Any "welfare benefit fund" within the meaning of Section 419(a) of the Code (including, but not limited to, any VEBA), provided by or pursuant to a Business Plan has been maintained and operated in accordance with Sections 419 and 419A of the Code and no contributions have been made to such a fund in excess of the "qualified costs" of the benefits provided for a taxable year (within the meaning of Section 419(b) of the Code), except as set forth on
Schedule 5.06.
-------------

       5.07.   Consents and Approvals; Absence of Violations.
               ---------------------------------------------

               (a) Except for any filings with and consents or approvals of works councils, labor representatives and governmental authorities with respect to the actions contemplated with respect to Continuing Employees, employee benefits or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended in the event that the condition described in Section 8.08 arises, and as
                                             ------------
disclosed in Schedule 5.07, no notification, authorization, waiver, order,
             -------------
consent or approval of, or notice to, or registration, declaration or filing with any governmental or regulatory authority or other third party is required to be obtained or given or waiting period required to expire as a condition to or in connection with Seller's execution of this Agreement or any of the Collateral Agreements or the performance of its obligations hereunder or thereunder.

               (b) Except as disclosed on Schedule 5.07, neither Seller's
                                          -------------
execution and delivery of this Agreement or any of the Collateral Agreements, nor Seller's performance of its obligations hereunder or thereunder, will (i) violate any provision of, or result in the acceleration of, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both), any obligation under, or permit any person to terminate, modify or cancel the rights of Seller under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any Purchased Assets under any provision of any mortgage, deed of trust, lien, agreement, license or other obligation to which Seller is a party, or by which Seller is bound, or to which Seller's assets are subject, (ii) violate any provision of the certificate of incorporation or by-laws of Seller, or (iii) violate any provisions of Laws or any judgment, order, or decree of any court or governmental agency to which Seller is subject, which in any such case would have a material adverse effect on the operations or financial condition of the Business or on the Seller's ability to consummate the transactions contemplated by this Agreement or any of the Collateral Agreements.

       5.08.   Absence of Changes.  Except as disclosed in Schedule 5.08, since
               ------------------                          -------------
December 31, 1997, there has not been:

               (a) Any material adverse change in the operations or financial condition of the Business, any material increase in the Assumed Liabilities, or any material decrease in the value of the Purchased Assets taken as a whole not related to the ordinary course of the Business consistent with past practices;

               (b) any sale, lease, transfer, pledge, encumbrance, or assignment of any material portion of the Purchased Assets, tangible or intangible, other than in the ordinary course of business, or any damage, destruction or loss, whether or not covered by insurance, or any other event or condition which has had or would have a material adverse effect on the Business or the value of the Purchased Assets taken as a whole;

               (c) any entry into any agreement, commitment or transaction by Seller with respect to the Business except agreements, commitments or transactions disclosed to Buyer in a Schedule hereto or entered into in the ordinary course of business or as contemplated herein;

               (d) any change in the insurance customarily maintained by Seller for the Business; or

               (e) any acquisition, sale or purchase of any material portion of the Purchased Assets or incurrence of any Assumed Liabilities other than in the ordinary course of business consistent with past practices.

       5.09.   Contracts.  Set forth on Schedules 1.02(c), 1.02(e) or 1.02(f) is
               ---------                -----------------  -------    -------
a list of each material written (and to Seller's knowledge, oral) contract, agreement, arrangement, and commitment relating to the Business to which Seller is a party, or to Seller's knowledge, by which Seller or the Purchased Assets may be bound or affected. Such agreements, arrangements, and commitments are valid, legal and binding obligations of Seller and, to Seller's knowledge, the counterparties thereto, and no defenses, offsets, or counterclaims thereto have been asserted, or, to Seller's knowledge, may be made by any party thereto. Seller has not received written notice of any default under any of such agreements, arrangements, commitments, or other instruments, nor does Seller have knowledge of any potential, threatened, or pending default or default notice thereunder. Schedule 5.09(i) sets forth
                                              ----------------
Seller's estimated costs of completion with respect to certain Assigned Contracts. Such estimates were made in the ordinary course of business, in good faith, based on information available to Seller at the time. To Seller's knowledge, no events have occurred which are likely to render such estimates materially inaccurate. Schedule 5.09(ii) sets forth a list of all outstanding
                       -----------------
written sales, product and parts proposals which are material to the Business.

       5.10.   Ownership and Title to Tangible Assets and Real Property. Except
               --------------------------------------------------------
as set forth on Schedule 5.10, Seller has, and shall convey to Buyer at Closing,
                -------------
full and unrestricted legal, and equitable title to, and the sole and exclusive right to use, the Tangible Assets, the Real Property and all other Purchased Assets which are tangible, free and clear of all liens, pledges, mortgages, deeds of trust, charges, options or other rights to acquire the same, security interests, adverse claims, or other encumbrances of a similar nature, other than the Permitted Encumbrances, which have been specifically accepted by Buyer in accordance with Section 9.06.
                ------------

       5.11.   Conditions of Real Property.  Except as disclosed in Schedule
               ---------------------------                          --------
5.11:
----

               (a) There are now, and at the time of Closing will be, no material physical or mechanical defects in the Real Property, including, without limitations, the plumbing, heating, air conditioning, and electrical systems and, to the best of Seller's knowledge, all such items are in good operating condition and repair and in compliance with all applicable governmental laws or regulations.

               (b) The use and operation of the Real Property now are, and at the time of Closing will be, in material compliance with applicable building codes, zoning and land use laws, and other applicable local, state and federal laws and regulations.

               (c) Seller does not have knowledge of any condemnation, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use and operation of the Real Property for its intended purpose or the value of the Real Property, nor had Seller received notice of any special assessment proceedings affecting the Real Property.

               (d) All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Real Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected pursuant to valid permits, and are and at the time of Closing will be adequate to service the Real Property in connection with the Business as currently conducted and to permit material compliance with all requirements of law and normal usage of the Real Property by Buyer.

               (e) Seller has obtained all material licenses, permits, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Real Property or from private parties for the normal use and operation of the Real Property in connection with the Business as currently conducted and to insure vehicular and pedestrian ingress to and egress from the Real Property.

               (f) There is no litigation pending or, to Seller's knowledge threatened, against Seller or any basis therefor that arises out of the ownership of the Real Property or that might detrimentally affect the use or operation of the Real Property for its intended purpose or adversely affect the ability of Seller to perform its obligations under this Agreement.

               (g) At the time of Closing there will be no outstanding contracts made by Seller for any improvements to the Real Property which have not been fully paid for, and Seller shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Real Property prior to the time of Closing.

       5.12.   Intellectual Property.  Schedule 1.02(i) contains a list of (i)
               ---------------------   ----------------
all patents and patent applications, trademarks, registrations and applications for trademark registration, service marks, trade names, trade dress and copyright registrations and applications for copyright registration used in the conduct of the Business, (ii) all material written agreements pursuant to which Seller is licensed or otherwise authorized by others to use Intellectual Property used in the conduct of the Business, and (iii) all material written agreements pursuant to which Seller licenses or otherwise authorizes others to use Intellectual Property used in the conduct of the Business. Except as disclosed on Schedule 5.12(a), no claim or litigation has been asserted and
             ----------------
Seller has not received notice of any threatened claims or litigation by any person contesting the right of Seller to use, or the validity or enforceability of the Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof and to Seller's knowledge, use of such Intellectual Property by Seller does not infringe on the rights of any person or violate any license or other agreement applicable thereto. Except as disclosed on Schedule 5.12(b),
                                                            ----------------
Seller has not asserted any claim or litigation concerning infringement of Intellectual Property by third parties, and Seller does not know of any infringement of Intellectual Property by third parties. To Seller's knowledge, all of the licenses and other agreements referred to on Schedule 1.02(i) are in
                                                        ----------------
full force and effect; to Seller's knowledge there have not been, and there currently are not, any material defaults thereunder by any party, and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a material default thereunder; and except as disclosed on Schedule 5.12(c) hereto, the validity,
                                       ----------------
continuation, and effectiveness of all such licenses and other agreements and the current terms thereof will in no way be affected by the transactions contemplated by this Agreement, except as provided herein as set forth in a schedule hereto or in the Collateral Agreements. Seller has, and shall convey to Buyer at Closing, full and unrestricted legal and equitable title to the Intellectual Property owned by Seller, free and clear of all liens, pledges, claims and encumbrances, and all rights in the Intellectual Property owned by Seller are valid, subsisting and enforceable.

       5.13.   Litigation.  Except as listed on Schedule 5.13, there are no
               ----------                       -------------
judicial, administrative or arbitral claims, actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened, as of the date hereof nor on the Closing Date, (i) against or involving the Business or the

Purchased Assets, or against the Seller or its subsidiaries or any of their respective properties or rights, in each case, that would, if adversely determined, result, individually or in the aggregate, in a material adverse effect on the business, operations, or financial condition of the Business, on the value of the Purchased Assets taken as a whole or on the Seller's ability to consummate the transactions contemplated by this Agreement or any of the Collateral Agreements, or (ii) which seek to question, delay, or prevent the consummation of the transactions contemplated by this Agreement or any of the Collateral Agreements.

       5.14.   Inventories.  All items of inventory have been acquired in the
               -----------
ordinary course of the Business and at the Closing will be at a level reasonable to carry on the normal operations of the Business.

       5.15.   Knowledge of Seller.  "Knowledge" of Seller (or comparable terms)
               -------------------
denotes the knowledge of the officers, directors, agents, management and other employees listed on Schedule 5.15 and retained counsel of Seller participating
                    -------------
in the preparation of this Agreement or the Collateral Agreements, or who were engaged in the due diligence efforts in conjunction with the transaction contemplated hereby or in negotiation of this Agreement (the "Seller's Representatives"). The Seller's Representatives as a group have exercised reasonable diligence in identifying persons with relevant knowledge regarding the matters set forth in the representations and warranties of the Seller contained herein. Further, in the course of the due diligence process or the process of negotiating this Agreement, none of Seller's Representatives has become aware of any facts or other information that would make any of Seller's or Buyer's representations and warranties contained herein materially inaccurate or misleading.

       5.16.   Accounts Receivable.  To Seller's knowledge, all Accounts
               -------------------
Receivable are valid and enforceable and, to Seller's knowledge, collectible net of reserves, if any. The reserves have been established in accordance with Seller's policies which are in conformance with GAAP.

       5.17.   Environmental Matters.  Except for those matters that
               ---------------------
would not have a material adverse effect on the operations or financial condition of the Business or on the Seller's ability to consummate any of the transactions contemplated by the Agreement or any of the Collateral Agreements:

               (a) Seller has obtained, and now maintains as currently valid and effective, all permits (all of which are listed on Schedule 5.17(a) hereto)
                                                   ----------------
required under the Environmental Laws (the "Environmental Permits") in connection with the operation of the Business. Except as set forth in Schedule
                                                                       --------
5.17(a), in connection with Seller's operation of the Business, Seller is in
-------
compliance with all material terms and conditions of the Environmental Permits and all applicable Environmental Laws.

               (b) Seller has provided to Buyer all material, written information and communications (whether from a governmental authority, citizens' group, employer or other person) in its or its Affiliates' possession or control relating to the Business regarding Seller's alleged or suspected noncompliance with any Environmental Laws or Environmental Permits or Seller's alleged or suspected liability under any Environmental Laws.

               (c) Except as disclosed on Schedule 5.17(c), there are no
                                          ----------------
material liens or other encumbrances under any Environmental Laws on any of the properties owned or leased by the Seller in connection with the operation of the Business, and no government actions have been taken or, to the knowledge of the Seller, are in process which are reasonably likely to subject any of such properties to such liens or other encumbrances, and Seller is not required to place any notice or restriction relating to the presence of Materials of Environmental Concern at any property owned or leased by it in any deed to such property that is used in connection with the operation of the Business.

               (d) Except as set forth in Schedule 5.17(d), to Seller's
                                          ----------------
knowledge, there is no Environmental Claim arising from the operation of the Business pending or threatened against Seller or against any person whose liability for any Environmental Claim Seller has retained or assumed either contractually or by operation of law.

               (e) Definitions. For purposes of this Agreement, the terms listed
                   -----------
below shall have the following meanings:

                   (i)   "Claim" shall mean all actions, causes of action,
                          -----
suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities and demands whatsoever, in law or equity.

                   (ii)  "Environmental Claim" means any Claim, investigation or
                          -------------------
written notice by any person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (a) the presence, release or threatened release into the environment of, or human exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by Seller or its Affiliates or
(b) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

                   (iii) "Environmental Laws" shall mean all Federal, state and
                          ------------------
local laws (including common law), statutes, rules, regulations, ordinances (including any amendments thereto), including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., and the Resource Conservation and
                               -- ---
Recovery Act, 42 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control
                                 -- ---
Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 1857 et seq.,
                        -- ---                                         -- ---
and the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., relating to
                                                         -- ---
pollution or protection of occupational health or the environment, including laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern in, into, onto or upon the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, collection, accumulation, storage, disposal, transport, or handling of Materials of Environmental Concern.

               (iv)  "Materials of Environmental Concern" shall mean all
                      ----------------------------------
chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. (S) 9601(14)), or solid or hazardous wastes as now or hereafter defined and regulated under any Environmental Laws.

       5.18    Insurance.  All policies of insurance covering the Purchased
               ---------
Assets, or providing for business interruption, personal or product liability coverage relating to the Business are described on Schedule 5.18 hereto. All
                                                   -------------
such policies will be outstanding and in full force and effect at the Closing Date. Except as set forth on Schedules 5.13 or 5.18 hereto, there are no
                              ------------------------
claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to Seller, no basis for any such claim, action, suit or proceeding exists. To the extent possible, however, Seller will cooperate in Buyer's efforts to become a successor to Seller for purposes of experience ratings and similar tests for workers' compensation, unemployment, disability and liability insurance.

       5.19.   NO IMPLIED WARRANTY.  EXCEPT AS SPECIFICALLY PROVIDED IN THIS
               -------------------
AGREEMENT, ANY COLLATERAL AGREEMENT OR ANY INSTRUMENT OF CONVEYANCE PURSUANT THERETO, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE PURCHASED ASSETS OR THE BUSINESS.

       5.20.   Consulting Fee.  Except for fees payable to M&A Capital, Inc.,
               --------------
Seller has not incurred any obligations for any consulting, finder's, broker's or agent's fee in connection with the transactions contemplated hereby, and shall indemnify Buyer from any party claiming such fee through Seller.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

       Buyer hereby represents and warrants to Seller as follows:

       6.01.   Existence and Authority of Buyer.  Buyer is a corporation validly
               --------------------------------
existing and in good standing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and the Collateral Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer have been duly authorized by all necessary corporate proceedings on the part of Buyer. The Agreement constitutes, and when executed and delivered, the Collateral Agreements will constitute, the legal, valid, and binding obligations of Buyer enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

       6.02.   Consents and Approvals; Absence of Violations.
               ---------------------------------------------

               (a) Except as disclosed in Schedule 6.02(a), or as arising under
                                         -----------------
Section 8.08, no notification, authorization, waiver, order, consent or approval
------------
of, or notice to, or registration, declaration or filing with, any governmental or regulatory authority or other third party is required to be obtained or given or waiting period required to expire as a condition to or in connection with Buyer's execution of this Agreement or any of the Collateral Agreements or the performance of its obligations hereunder or thereunder.

               (b) Except as set forth in Schedule 6.02(b), neither Buyer's
                                          ----------------
execution and delivery of this Agreement nor any of the Collateral Agreements, nor Buyer's performance of its obligations hereunder or thereunder, will (i) violate any provision of, or result in the acceleration of, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both), any obligation under, or permit any person to terminate, modify or cancel the rights of Buyer under, any provision of any mortgage, lien, agreement, license or other obligation to which Buyer is a party, or by which Buyer is bound, or to which Buyer's assets are subject, (ii) violate any provision of the certificate of incorporation or by-laws of Buyer, or (iii) violate any provisions of Laws or any judgment, order, or decree of any court or governmental agency to which Buyer is subject, which in any such case would have a material adverse effect on the Buyer or the Buyer's ability to consummate the transactions contemplated by this Agreement or any of the Collateral Agreements.

       6.03.   Knowledge of Buyer.  "Knowledge" of Buyer (or comparable terms)
               ------------------
denotes the knowledge of the officers, directors, agents, management and other employees listed on Schedule 6.03, retained counsel of Buyer, or who were
                    -------------
engaged in the due diligence efforts in conjunction with the transaction contemplated hereby or in negotiation of this Agreement (the "Buyer's Representatives"). The Buyer's Representatives as a group have exercised reasonable diligence regarding the matters set forth in the representations and warranties of the Buyer contained herein. Further, in the course of the due diligence process or the process of negotiating this Agreement, none of the Buyer's Representatives has become aware of any facts or other information that would make any of Seller's or Buyer's representations and warranties contained herein materially inaccurate or misleading, except as identified in writing by Buyer to Seller prior to the Closing Date.

       6.04.   Finder's Fee.  Buyer has not incurred any obligation for any
               ------------
finder's, broker's or agent's fee in connection with the transactions contemplated hereby, and shall indemnify Seller from any party claiming such fee through Buyer.

       6.05.   Financial Condition of Seller.  Buyer has reviewed the Financial
               -----------------------------
Statements, has been informed by Seller and understands the deteriorating financial condition of the Zerand Division.

       6.06.   Breach of Representations and Warranties.  Buyer has no knowledge
               ----------------------------------------
of any breach of, or any inaccuracy of the representations and warranties of, Seller in this Agreement.

       6.07.   Hart-Scott-Rodino Antitrust Improvements Act of 1976. Except as
               ----------------------------------------------------
provided in a written notice from Buyer to Seller on or before the Closing Date, the Purchase Price does not meet the $15,000,000 transaction threshold under 15 U.S.C. (S) 18a(a)(3)(B) and no premerger notification filing is required.


                                  ARTICLE VII

                              COVENANTS OF SELLER
                              -------------------


       7.01.   Conduct of Business and Compliance. Except as otherwise agreed to
               ----------------------------------
by Buyer in writing, Seller covenants and agrees that, between the date hereof and the Closing Date, Seller shall:

               (a) conduct the Business in the ordinary course consistent with past practice;

               (b) not incur any obligations or liabilities, absolute or contingent, except in the ordinary course of the Business consistent with past practice;

               (c) not fail to maintain in full force and effect the insurance customarily maintained by Seller for the Business;

               (d) not enter into any agreement or contract which is material to the business, operations or financial condition of the Business, except in the ordinary course of the Business consistent with past practice;

               (e) not encumber or pledge or otherwise dispose of any of the Purchased Assets, except in the ordinary course of the Business consistent with past practice;

               (f) not take any action which would cause the representations and warranties made by Seller herein not to be true and correct, in all material respects, as of the Closing;

               (g) not enter into any agreement or contract which will require an expenditure by Buyer after the Closing in excess of $5,000 U.S. or will obligate Buyer for a time period greater than one month after the Closing, except for (i) purchase orders with respect to sold production orders so long as the amount does not exceed $50,000, (ii) purchase orders for stock inventory so long as the amount does not exceed $10,000 and (iii) sales contracts with purchase amounts of less than $50,000 so long as the gross profit margin with respect to such sales contract is greater than 25%; in each case without regard to the time period necessary to fulfill such purchase orders or sales contracts.

               (h) not, directly or indirectly, initiate or engage in discussions or negotiations with any third party concerning the proposed sale of the Business. The Seller agrees to disclose to the Buyer, the existence of any unsolicited proposals for all and any part of the Business as soon as Seller receives them; provided that in the event the Board of Directors of Seller, in response to an unsolicited bona fide offer, believes in good faith that such action is required in order to comply with fiduciary duties to stockholders and/or creditors imposed by Delaware law, Seller shall be free to enter into any agreement, arrangement, commitment or understanding prior to Closing with any other party concerning the sale of the Zerand Division, the sale of stock of Seller, any business combination involving Seller or any other transaction that, if consummated, would have the effect of prohibiting, restricting or impairing Seller's ability to sell the Purchased Assets to Buyer as herein contemplated, or conditioning the sale of the Purchased Assets upon any such other party's consent or approval, provided that Seller makes the payment required in Section
                                                                        -------
11.01(d).
--------

               (i) assist Buyer, to the extent Buyer requests such
assistance, in offering employment to those employees of the Business Buyer wishes to retain; provided, however, the provisions of this Section 7.01(i)
                                                            ---------------
shall not apply to Bill Wachtel, Tom Varner and Al Prochnow. Each of Buyer and Seller agree that such individuals shall be allowed to choose employment between Buyer and Seller. Seller agrees not to initiate an offer to such individuals for increased salary or benefits to remain with Seller but if Buyer offers any such individuals an increase in salary or benefits to be employed by Buyer, Seller shall have the right to match but not exceed such offer.

               (j) pay Continuing Employees all wages and salaries to which the Continuing Employees are entitled through the last pay period preceding the Closing Date.

       7.02.   Fulfillment of Conditions and Covenants.  Seller shall use
               ---------------------------------------
commercially reasonable efforts to cause to be fulfilled those of the conditions precedent to Buyer's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller.

       7.03.   Approvals of Third Parties.  Seller will use commercially
               --------------------------
reasonable efforts to secure approvals and consents of any third parties necessary to the consummation of the transactions contemplated by this Agreement and the Collateral Agreements.

       7.04.   Buyer's Access to the Business for Customer and Commercial Review
               -----------------------------------------------------------------
and Accounting Review and Legal Review.  Following the execution and delivery of
--------------------------------------
this Agreement, and prior to the Closing Date, Seller will, at Buyer's request, continue to arrange for Buyer to visit with key customers of the Business, as described in the Letter of Understanding between Buyer and Seller. Seller will also (a) continue to provide to Buyer's authorized representatives reasonable access to Seller's books, records and properties relating to the Business, the Purchased Assets and the Assumed Liabilities during normal business hours; (b) make reasonably available additional personnel of Seller having knowledge of such matters to be investigated by Buyer during normal business hours and at their normal places of work; (c) furnish to Buyer promptly upon request such generally available financial and operating data and other information relating to the Business, the Purchased Assets and the Assumed Liabilities as Buyer may reasonably request;
(d) permit Buyer's representatives to be continuously present at the Real Property through the Closing Date during normal Business hours; and (e) allow Buyer access to the employees listed on Schedule 1.05(a) to determine their
                                        ----------------
interest in becoming Continuing Employees. Buyer shall conduct its investigation in such a manner as to minimize any disruption of Seller's normal business operations.

       7.05.   Certain Licenses.  Seller shall take all actions necessary to
               ----------------
cause all licenses of Intellectual Property to Affiliates of Seller, if any, to be cancelled effective as of the Closing Date.

       7.06.   Continuing Employee Estoppel Letters.  Seller shall use
               ------------------------------------
commercially reasonable efforts to deliver to Buyer at Closing an estoppel letter from each Continuing Employee stating that he or she has no claims against Seller and that the Continuing Employee has been paid in full all salary or wages through the pay period last ending before the date of the estoppel letter.

       7.07.   Certain Sales and Use Tax and Real Property Tax Obligations. On
               -----------------------------------------------------------
or before Closing, Seller shall take the following actions and provide evidence thereof to Buyer:

               (a) Pay and conclusively settle and obtain a release from the Wisconsin Department of Revenue for the 1992-95 sales and use tax examination;

               (b) Pay and obtain from the City of New Berlin and/or the County of Waukesha, Wisconsin, certificates for tax years 1996 and 1997 showing all ad valorem real property taxes, interest and penalties have been paid.

               (c) Use commercially reasonable efforts to obtain sales tax exemption certificates or evidence of direct sales tax payments by Sellers' customers for all sales of $100,000 each made outside of Wisconsin since January 1, 1995.

Items in Section 7.07(a) and (b) shall not be included in the Closing Balance
         -----------------------
Sheet as Assumed Liabilities. Notwithstanding the foregoing, if Seller elects not to pay the items in Sections 7.07(a) and (b) on or before the Closing. Buyer
                        ------------------------
shall deduct such amounts from the Closing Price and shall pay such amount to the appropriate authority.

       7.08.   Post-Closing Obligation.  In order for the transaction
               -----------------------
contemplated hereby to qualify for the State of Wisconsin sales tax exemption, Seller covenants to Buyer that from and after 5:00 p.m. (CST) on the Closing Date, Seller shall not attempt to nor conduct any business from the Real Property, including the shipping of any inventory which is a part of the Excluded Assets to customers of Seller.

       7.09.   Buy-back Obligation.  If Buyer has not sold the used Universal
               -------------------
equipment system consisting of a platen die cutter, delivery equipment, stacker and collator described in the December Balance Sheet (the "Universal Equipment") within eleven (11) months after the Closing Date, Seller is obligated to repurchase the Universal Equipment within ten (10) days thereafter for a cash payment of $1,053,278. If Seller repurchases the Universal Equipment, Buyer acknowledges and agrees that the resale by Seller of the Universal Equipment shall not be a violation of Article III of this Agreement.

       7.10.   Certain Consigned Inventory.  For two (2) years from the Closing
               ---------------------------
Date, Buyer agrees to repurchase from Seller cutter parts that are on consignment with Seller's customers for System 2000 or 9000 lines, at their historical cost, without profit, provided that (i) such parts are in new condition; (ii) are useable on the Product Lines; and (iii) the total repurchase obligation does not exceed $50,000.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS
                              --------------------


       8.01.   Confidentiality.  The receiving party ("Recipient") shall take
               ---------------
reasonable steps not to disclose any Confidential Information (as defined below) to any other party, or to use the Confidential Information for any purpose other than fulfillment of the transactions contemplated by this Agreement, for a period of two (2) years after receipt of such Confidential Information from a disclosing party ("Owner"). Recipient shall use the same degree of care to avoid disclosure or use of the Confidential Information as Recipient employs with respect to its own proprietary information of like importance. Disclosure shall be limited to employees and outside legal and financial advisors who have a "need to know" the Confidential Information and have agreed with Recipient to protect the Confidential Information in accordance with this Agreement.

       Confidential Information shall include information concerning the terms of the sale to Buyer of the Business, the pricing and Performance Earn Out arrangements contemplated hereby and specific financial information referenced in Sections 2.03 and 2.05 and proprietary, developmental, technical, marketing,
   ----------------------
sales, operating performance, cost, know-how, business and process information, computer programming techniques and all record-bearing media containing or disclosing such information and techniques. Other information shall be considered "Confidential Information" if it has been marked as proprietary, or confidential or otherwise has been explicitly designated as subject to the confidentiality requirements of this Section 8.01.
                                     -------------

       In addition, after the Closing, Seller shall not at any time disclose or use any information included in the Intellectual Property that prior to the Closing Seller has treated as confidential, and for the purpose of this paragraph, Seller shall be deemed "Recipient" of such information.

       Information shall not be deemed Confidential Information, and Recipient shall have no obligation under this Section with respect to any information, if Recipient can show that the information:

          (a) Was known to Recipient without obligation of confidence, or without breach of this Agreement before its receipt from Owner, unless with respect to Seller only such information is included in the Purchased Assets;

          (b)  Is publicly disclosed through no wrongful act of Recipient;

          (c) Is rightfully received from a third party without obligation of confidence and without breach of this Section;

          (d)  Is independently developed by Recipient;

          (e) Is required to be disclosed by the Recipient pursuant to an order of any court or like entity; provided that the Recipient shall provide the Owner with prompt notice of such request or order, including copies of subpoenas or orders requesting such Confidential Information, cooperate reasonably with the Owner in resisting the disclosure of such Confidential Information via a protective order or other appropriate legal action, and shall not make disclosure pursuant thereto until the Owner has had a reasonable opportunity to resist such disclosure, unless the Recipient is ordered otherwise;

          (f)  Is approved for release by written authorization of Owner; or

          (g) With respect to Buyer only, such information is included in the Purchased Assets.

          Nothing contained in this Section 8.01 shall prohibit Buyer from
                                    ------------
making disclosures required in connection with any offering of securities or any of the parties hereto from making disclosures required by applicable law.

       Recipient agrees that, in the event of a breach of this Section, Owner may suffer irreparable injury, and Owner is entitled to equitable relief, including an injunction and a preliminary injunction without being required to prove damages or furnish any bond or security, in addition to any other remedies of Owner under applicable law. Recipient agrees that in the event the transaction contemplated by this Agreement is not consummated, all Confidential Information shall be returned to the Owner within 30 days of receipt by the Recipient of a written request by the Owner setting forth the Confidential Information to be returned.

       8.02.   Names, Trademarks, Etc.  Buyer will revise product literature,
               ----------------------
change signage and stationery, and otherwise discontinue use of the names "STEVENS INTERNATIONAL, INC.," and variations thereof as promptly as practicable after the Closing. Upon the Closing Date, Seller shall no longer use and shall cause its Affiliates to no longer use the name "Zerand" or any trademark, service mark or trade name combining a trademark, service mark or trade name included in the Purchased Assets together with the words or name "Zerand" or together with any of Seller's monograms, logos, trademarks, service marks, trade names, or any variations or combinations thereof that utilize "Zerand."

       8.03.   Sales Taxes.  Seller and Buyer shall use reasonable efforts to
               -----------
minimize or provide for recovery of all amounts required to be paid in respect of sales or similar taxes as a result of the transactions contemplated by this Agreement.

       8.04.   Compliance with Bulk Sales Legislation. Seller has delivered to
               ---------------------------------------
Buyer a list of names, business addresses and amounts owed to or claimed by all known creditors or claimants of Seller, including the name and address of the clerk of any municipality in which the Inventory was last assessed, all in compliance with Chapter 406 of the Wisconsin Statutes (the "Bulk Sales Act") relating to bulk transfers of assets, together with an affidavit of the President and Secretary of Seller, stating that such list is true and correct and represents a complete list of all known creditors and claimants of Seller. Seller has executed a "Bulk Sales Certification" and has filled out and provided Buyer with a "Notice of Bulk Transfer" in the forms provided by Buyer in order for Buyer to comply with the Bulk Sales Act.

       8.05.   Buyer's Obligation to Provide NAC Guaranty of Payment.
               -----------------------------------------------------
Contemporaneously with the execution of this Agreement by Buyer and Seller,

Buyer shall direct NAC to execute the Guaranty of Payment for the benefit of Seller in substantially the form attached as Exhibit I hereto (the "Guaranty of Payment").

       8.06.   Intellectual Property License to Seller.  Upon Closing, Buyer and
               ---------------------------------------
Seller shall execute the Valumaco License Agreement and the Stevens License Agreement in substantially the forms attached hereto as Exhibit J (collectively,
                                                        ---------
the "Cross-License"), providing Buyer and Seller with perpetual, cross-licenses to those intellectual property rights identified in Schedule 1.02(i) entitled
                                                    -----------------
"Common Applications" in common use for the Product Lines to be sold to Buyer and the product lines that will continue to be sold by Seller.

       8.07.   Agreement to Comply with Bernal Non-Compete.
               -------------------------------------------

       (a) Buyer acknowledges that Seller and Bernal International, Inc. ("Bernal") entered into a certain Non-Competition Agreement as of March 18, 1997 (the "Bernal Non-Compete"). Seller is obligated under the Bernal Non-Compete to require Buyer, as the purchaser of the Zerand Division, to comply with certain provisions of the Bernal Non-Compete. Seller has represented to Buyer that (i) the Bernal Non-Compete is only intended to cover Buyer as a "successor" (as defined in Section 1 of the Bernal Non-Compete) and has no applicability to any Affiliate of Buyer; and (ii) that as a successor Buyer is obligated as set forth hereafter only until March 18, 2000 (the "Termination Date"). Based upon Seller's aforementioned representations, Buyer agrees that until the Termination Date Buyer shall not directly or indirectly (A) engage in or act as a consultant, partner, member, joint venturer or advisor with a corporation, firm, concern or business entity other than Bernal which is engaged in the business of designing, manufacturing, selling and/or servicing of (y) "modules" and/or "dies," or (z) products typically offered by the former Bernal Division of Seller (such as consumer products, automotive products and similar applications), or (B) solicit, induce or attempt to influence any employee of Bernal to terminate employment with Bernal; provided, however, that the foregoing shall not restrict Buyer or its Affiliates as a successor to the Zerand Division, from (a) continuing to manufacture rotary cutters for its own printing presses (excluding modules and dies) and (b) continuing to engage in the normal course of its printing and packaging applications business, which may otherwise be directly competitive with certain incidents of the business of Bernal, including, without limitation, the rotary cutter-creaser retro-fit market (but excluding in all cases, designing, manufacturing, selling and/or servicing modules and dies). The term "module" shall mean a configuration of side plates, cassette, bearing retainers and/or bushings containing featured rolls for cutting, forming, embossing, creasing and/or punching (excluding printing plates or printing cylinders and excluding reciprocating cutting, creasing, embossing and/or punching in any form or for any purpose); and the term "die" shall mean a featured roll for cutting, forming, embossing, creasing and/or punching (excluding printing and excluding reciprocating cutting, creasing, embossing and/or punching in any form or for any purpose). Notwithstanding any provision of this Section 8.07, Bernal shall have no third-
                                      ------------
party right to enforce this Section 8.07 against Buyer.
                            ------------

       (b) In the event Buyer breaches any provision of Section 8.07(a), Seller
                                                        ---------------
may, at its sole option, (i) seek injunctive relief to prevent the activities prohibited hereby; and/or (ii) exercise any other right or remedy available at law, in equity or otherwise. Buyer acknowledges and agrees that the injury to Seller from any breach by Seller of Section 8.07(a) will be incalculable and
                                    ---------------
irremediable and that it will be extremely difficult, if not impossible, to accurately measure the damage to Seller from any such breach. Accordingly, Buyer agrees that upon any breach of Section 8.07(a) Seller's remedy at law will
                                     ---------------
be inadequate. Buyer further agrees that Seller shall be entitled, in addition to any other rights or remedies available to it, as a matter of right, to institute legal proceeding in any court of competent jurisdiction and seek the following relief:

               (i) An injunction restraining the further and continued breach of Section 8.07(a);
   ---------------

               (ii) Recovery of all revenues, fees, commissions, income, profits, dividends, or other remuneration which Buyer may have derived by reason of conducting activity violative of Section 8.07(a);
                                            ---------------

              (iii) Recovery of damages to Seller attributable to breach of this Agreement by Buyer; and

              (iv) Recovery of Seller's reasonable court costs and attorneys' fees should Seller prevail in any lawsuit brought to enforce the provisions of
Section 8.07(a); provided, however, Seller shall be responsible for paying
---------------
Buyer's reasonable court costs and attorneys' fees should Buyers prevail in any said lawsuit.

       No failure by Seller to exercise any right, power or remedy hereunder or under applicable law shall affect such right, power or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or remedy hereunder or under applicable law. The rights and remedies of Seller hereunder are cumulative to all rights and remedies under applicable law.

       8.08.  Filing Under the Hart-Scott-Rodino Antitrust Improvements Act of
              ----------------------------------------------------------------
1976.  In the event that Buyer determines on or before the Closing Date that the
----
purchase of the Zerand Division requires Buyer and Seller to file the premerger notification called for under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. (S) 18a ("HSR"), the Closing Date shall be postponed and Buyer and Seller shall prepare and file as soon as commercially reasonable the notification required by HSR. The parties shall request early termination of the HSR waiting period. In the event the waiting period terminates without a request by the Federal Trade Commission ("FTC") or the Assistant Attorney General ("AAG") for additional information, the Closing shall occur as soon after the termination of the waiting period as is reasonably possible. In the event that the FTC or AAG makes a request for additional information, Buyer in its sole discretion may terminate this Agreement or comply with such request and Seller shall remain bound by this Agreement.

       8.09.  Field Contract.  Buyer and Seller agree that the equipment being
              --------------
manufactured by Zerand for the Field Container Company L.P. ("Field") for Field's West Monroe, Louisiana site (the "Field Machine") is subject to a sale agreement between Field and the Seller dated November 7, 1997 (the "Field Contract") which shall be retained by Seller. The Field Contract and the Field Machine are Excluded Assets. Buyer and Seller further agree that the Field Machine will be retained at the Real Property after Closing and that Buyer will complete the manufacture and in-plant demonstration of the Field Machine to Field and to Seller and invoice Seller for such efforts after Closing, at 1.4 times the sum of actual manufacturing cost plus standard overhead costs, as such services are rendered. Upon such payment, Buyer shall deliver the Field Machine to Field.

                                  ARTICLE IX

                      CONDITIONS TO OBLIGATIONS OF BUYER
                      ----------------------------------


       The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions to the extent they relate to the Purchased Assets to be sold or the Assumed Liabilities to be assumed at the Closing or the operations of the Business to which such Purchased Assets or Assumed Liabilities relate, but compliance with any such conditions may be waived by Buyer:

       9.01.       Truth of Representations and Warranties; Compliance with
                   --------------------------------------------------------
Covenants.  The representations and warranties of Seller contained in this
---------
Agreement or to be contained in any of the Collateral Agreements shall be true and correct, in all material respects, at and as of the Closing, and Seller shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Seller at or prior to the Closing.

       9.02.       Legal Proceedings.  No inquiry, action or proceeding which,
                   -----------------
in the opinion of counsel to Buyer, is material shall have been instituted to restrain or prohibit the carrying out of the transactions contemplated by this

Agreement or any of the Collateral Agreements, or to challenge the validity of such transactions or any part thereof, or seeking damages on account or as a result thereof.

       9.03.   No Material Adverse Change.  Except as disclosed in Schedule
               --------------------------                          --------
5.08, there shall have been no material adverse change in the operations or
----
financial condition of the Business or in the value of the Purchased Assets or the amount of the Assumed Liabilities taken as a whole since December 31, 1997, except in the ordinary course of the Business consistent with past practices.

       9.04.   Regulatory Approvals.  All required regulatory consents and
               --------------------
approvals shall have been obtained, all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Collateral Agreement shall have been obtained, and all statutory waiting periods in respect thereof shall have expired.

       9.05.   Assignment of Non-Tangible Assets.  All consents to the
               ---------------------------------
assignment to Buyer of Seller's interest under all Assigned Contracts, Equipment Leases, and Intellectual Property set forth on Schedule 5.07 have been obtained
                                               -------------
by Seller.

       9.06.   Buyer's Inspection of the Real Property and the Other
               -----------------------------------------------------
Purchased Assets.  Buyer and its representatives shall have until Closing to
----------------
inspect the Purchased Assets, verify the Tangible Assets listed on Schedule
                                                                   --------
1.02(a) and the Excluded Assets listed in Schedule 1.03(a), and conduct such
-------                                   ----------------
tests and audits thereof as Buyer shall in its sole discretion desire, including, without limitation, an environment audit and physical inspection of the Real Property and other Tangible Assets, order an ALTA title commitment for an ALTA (Form B 1970) Title Insurance Policy, insuring marketable title to the Real Property subject to only those encumbrances of record that Buyer is willing to accept before Closing (the "Permitted Encumbrances") and an ALTA/ACSM boundary and improvement survey of the Real Property. Seller shall cooperate with Buyer and Buyer's representatives in its inspections and shall make the Real Property and the other Purchased Assets available to

Buyer and Buyer's authorized representatives, during normal business hours, for such inspections, verifications, tests and audits. Buyer shall furnish to Seller copies of the results of all environmental testing, physical reports, title and survey information done at the Real Property whether or not the transactions contemplated by this Agreement close or are terminated.

       9.07.   Continuing Employees.  Buyer shall have satisfied itself, in its
               --------------------
reasonable discretion, that a sufficient number of employees of the Zerand Division and those other employees of Seller listed on Schedule 1.05(a) Buyer
                                                       ----------------
deems, in its reasonable judgment, to be essential to the Business, have agreed to become Continuing Employees at Closing.

       9.08.   Deliveries.  All deliveries required by Section 12.02 (a) shall
               ----------                              -----------------
have been made.

                                   ARTICLE X

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

       The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions to the extent they relate to the Purchased Assets to be sold or the Assumed Liabilities to be assumed at such Closing or the operations of the Business to which such Purchased Assets or Assumed Liabilities relate, but compliance with such conditions may be waived by Seller:

       10.01.  Truth of Representations and Warranties; Compliance with
               --------------------------------------------------------
Covenants.  The representations and warranties of Buyer contained in this
---------
Agreement or to be contained in any of the Collateral Agreements shall be true and correct, in all material respects, at and as of the Closing, and Buyer shall have performed and complied with all the covenants and agreements and satisfied all the conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

       10.02.  Regulatory Approvals.  All required regulatory consents and
               --------------------
approvals shall have been obtained, all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated hereby or by any Collateral Agreement shall have been obtained, and all statutory waiting periods in respect thereof shall have expired.

       10.03.  Legal Proceedings.  No inquiry, action or proceeding which, in
               -----------------
the opinion of counsel to Seller, is material shall have been instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or any of the Collateral Agreements, or to challenge the validity of such transactions or any part thereof, or seeking damages on account or as a result thereof.

       10.04.  Deliveries.  All deliveries required by Section 12.02 (b) shall
               ----------                              -----------------
have been made.


                                   ARTICLE XI

                          TERMINATION PRIOR TO CLOSING
                          ----------------------------

       11.01.  Termination.  This Agreement may be terminated and abandoned at
               -----------
any time prior to the Closing:

           (a) By the mutual consent in writing of Buyer and Seller;

           (b) By written notice of either Buyer or Seller in writing if the Closing shall not have occurred on or before April 30, 1998, except as the Agreement may be extended under Section 8.08 or by mutual agreement of Buyer and
                                ------------
Seller;

           (c) By written notice of either Seller or Buyer if there shall have been entered a final, nonappealable order or injunction of any governmental entity restraining or prohibiting the consummation of the transactions contemplated hereby; or

          (d) In the event the Board of Directors of Seller, in response to an unsolicited bona fide offer, believes in good faith that such action is required in order to comply with fiduciary duties to stockholders and/or creditors imposed by Delaware law, authorizes Seller to enter into, and Seller enters into any agreement, arrangement, commitment or understanding prior to Closing with any other party concerning the sale of the Zerand Division, the sale of stock of Seller, any business combination involving Seller or any other transaction that, if consummated, would have the effect of prohibiting, restricting or impairing Seller's ability to sell the Purchased Assets to Buyer as herein contemplated, or conditioning the sale of the Purchased Assets upon any such other party's consent or approval; provided that on the date of termination of this Agreement Seller pays Buyer as liquidated damages and not as a penalty, a sum equal to $1,500,000 in immediately available funds.

       11.02.  Other Obligations.  Any termination of this Agreement pursuant to
               -----------------
this Article XI shall not affect the obligations of the parties hereto under
     ----------
Section 8.01 (regarding confidentiality), Section 15.10 (regarding expenses),
------------                              -------------
and Section 15.13 (regarding publicity) hereof.  Notwithstanding anything herein
    -------------
to the contrary, no party hereto may exercise any right of termination if the event giving rise to the right of termination shall be due to the failure of such terminating party to perform or observe in any material respect any of such party's undertakings contained herein. If this Agreement is terminated pursuant to this Article XI, no party shall have any liability under this Agreement other
        ----------
than for its breach, prior to such termination, of any agreement or covenant contained herein.

                                  ARTICLE XII

                                    CLOSING
                                    -------

       12.01.  Closing.  The consummation of the transactions contemplated
               -------
hereby with respect to all Purchased Assets and all Assumed Liabilities ("Closing") shall take place at the offices of Banca Commerciale Italiana, Branch of New York at 1 William Street, New York New York 10004, at 10:00 am on the Business Day which is four (4) Business Days after Seller provides Buyer written notice that it has received all lien releases required for Seller to provide Buyer with title to the Purchased Assets subject only to the Permitted Encumbrances, but not later than April 30, 1998 (or at such other location and time and such other date as the parties hereto may agree or as required by
Section 8.08).  (The date of the Closing is referred to herein as the "Closing
------------
Date.")  Attached as Schedule 12.01 is a description of the Closing procedures
                     --------------
to be followed by Seller and Buyer to accomplish the Closing.

       12.02.  Deliveries at Closing.
               ---------------------

               (a) Subject to satisfaction (or waiver by Seller) of the conditions specified in Article X hereof, Seller shall deliver to Buyer the
                        ---------
items described in clauses (i) through (xii) below:

                     (i) The General Warranty Deed, executed by Seller, substantially in the form attached hereto as Exhibit E, with regard to the Real
                                             ---------
Property.

                     (ii) the Bill of Sale, executed by Seller, substantially in the form attached hereto as Exhibit F, with regard to the Purchased Assets
                               ---------
that are Tangible Assets, Inventory or Records:

                     (iii) the Assignment and Assumption Agreement, executed by Seller, substantially in the form attached hereto as Exhibit G, with regard to the Purchased Assets that are Equipment Leases,

Real Property Leases, Contracts, Accounts Receivable, Intellectual Property (other than patents) and the Assumed Liabilities;

               (iv) the Assignment of Patents executed by Seller, substantially in the form attached hereto as Exhibit H with regard to the
                                             ---------
Intellectual Property that are patents;

               (v) The Escrow Agreement, executed by Seller, substantially in the form attached hereto as Exhibit C;
                               ---------

               (vi)   The Cross-License, referred to in Section 8.06, executed
                                                        ------------
by Seller, substantially in the form attached hereto as Exhibit J;
                                                        ---------

               (vii) evidence that the persons signing this Agreement and any of the Collateral Agreements delivered at the Closing on behalf of Seller are authorized to do so;

               (viii) a certificate signed by William A. Kist as an officer of the Seller, stating that to his knowledge the conditions set forth in Article IX
                                                                      ----------
have been satisfied;

               (ix) an opinion of counsel to Seller addressing the matters set forth in Exhibit K in form and substance reasonably satisfactory to Buyer and
         ---------
its counsel;

               (x) an ALTA (Form B 1970) Title Insurance Policy written by Chicago Title Insurance Company (the "Title Company") in the amount of $1,720,000, paid for by Seller insuring in Buyer marketable title to the Real Property;

               (xi) an ALTA/ACSM Survey of the Real Property certified to Buyer and the Title Company and paid for by Seller; and

               (xii) an inventory list, accurate as of the second day immediately preceding the Closing Date, of all Inventory, signed by Seller and Buyer.

          (b) Subject to satisfaction (or waiver by Buyer) of the conditions specified in Article IX hereof at Closing, Buyer shall deliver to Seller the
             ----------
items described in clauses (i) through (vi) below:

               (i)    the cash payment of the Minimum Cash Closing Payment;

               (ii) the Escrow Agreement, executed by Buyer and the Escrow Agent, substantially in the form attached hereto as Exhibit C, and evidence that
                                                    ---------
the Escrowed Closing Price has been paid to the Escrow Agent to hold pursuant to the Escrow Agreement;

               (iii)  the Cross-License, referred to in Section 8.06,
                                                        ------------
executed by Buyer, substantially in the form attached hereto as Exhibit J;
                                                                ---------

               (iv) evidence that the persons signing this Agreement and any of the Collateral Agreements delivered at the Closing on behalf of Buyer, are authorized to do so;

               (v) a certificate signed by the President of Buyer, stating that to his knowledge the conditions set forth in Article X have been satisfied;
                                                  ---------
and

               (vi) an opinion of counsel to Buyer addressing the matters set forth in Exhibit L in form and substance reasonably satisfactory to Seller and
         ---------
its counsel.

          (c)  The agreements substantially in the forms of Exhibits C, G, H and
                                                           --------------------
J, delivered at the Closing, along with the Guaranty of Payment by NAC, executed
-
contemporaneously with this Agreement, and attached hereto as Exhibit I, shall
                                                              ---------
constitute, collectively, the "Collateral Agreements."

                                 ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

       13.01.  Indemnification by Seller.  Seller shall indemnify and hold
               -------------------------
harmless Buyer, any of their Affiliates, and any of their respective directors, officers, employees and agents (collectively, the "Buyer Indemnified Parties") from and against any losses, claims, liabilities, damages or expenses (collectively, "Losses") arising out of or resulting from:

              (a)  Any and all Retained Liabilities;

              (b) The breach of any representation or warranty of Seller set forth herein or in any of the Collateral Agreements;

              (c) The breach of any covenant or agreement of Seller set forth herein or in any of the Collateral Agreements;

              (d)  To the extent that Buyer complies with the provisions of
Section 2.06, any and all Overdue Receivables (after reduction by the allowance
------------
for doubtful accounts as provided in the Audited Closing Balance Sheet);

              (e) Any and all brokers' or similar fees or commissions in connection herewith, based on any understanding with Seller or any action taken by Seller; and

              (f) Any and all legal and other expenses reasonably incurred by any Buyer Indemnified Party in connection with defending, or prosecuting any of the matters referred to in paragraphs (a) through (e) above (or actions or claims in respect thereof) whether or not resulting in any loss, liability, damage, cost, or obligation.

       13.02.  Indemnification by Buyer.  Buyer shall indemnify and hold
               ------------------------
harmless Seller, its Affiliates and any of their respective directors, officers, employees and agents (collectively, the "Seller Indemnified Parties") from and against any Losses arising out of or resulting from:

               (a)  Any and all Assumed Liabilities;

               (b) The breach of any representation or warranty of Buyer set forth herein or in any of the Collateral Agreements;

               (c) The breach of any covenant or agreement of Buyer set forth herein or in any of the Collateral Agreements;

               (d) Any and all brokers' or similar fees or commissions in connection herewith, based on any understanding with Buyer or any action taken by Buyer;

               (e)  Buyer's conduct of the Business from and after the Closing;
and

               (f) Any and all legal and other expenses reasonably incurred by any Seller Indemnified Party in connection with defending, or prosecuting any of the matters referred to in paragraphs (a) through (e) above (or actions or claims in respect thereof) whether or not resulting in any loss, liability, damage, cost, or obligation.

       13.03.  Limitations on Indemnification Obligations.
               ------------------------------------------

               (a)  Seller shall not be liable for indemnification under Section
                                                                         -------
13.01 (other than indemnification arising from Seller's breach of its
-----
representations in Section 5.10) until the total amount of Losses incurred by
                   ------------
the Buyer exceeds One Hundred Thousand Dollars ($100,000 US) (the "Threshold Amount"), provided that if the Threshold Amount is exceeded with respect to Losses for which Seller has an indemnification obligation under this Article
                                                                     -------
XIII, then Seller's obligation shall be the difference between the full amount
----
of such Losses and the Threshold Amount. (Seller's obligation to repurchase the Universal Equipment under Section 7.09 shall not be subject to the Threshold
                          ------------
Amount.) For purposes of this Section 13.03, Seller and Buyer shall be referred
                              -------------
to separately as an "Indemnifying Party."

          (b) Neither Indemnifying Party shall be liable for indemnification payments to the extent such aggregate indemnification payments by such Indemnifying Party exceed the sum of the Escrowed Closing Payment plus the Performance Amount actually received by the Seller, except to the extent due to fraud.

          (c)  No Claim for indemnification by an Indemnifying Party under this
Article XIII shall be valid unless a Claims Notice (as defined in Section 13.04)
------------                                                      -------------
has been delivered to such Indemnifying Party with respect to such Claim. Indemnification obligations shall only apply where such Claims Notice is received, on or prior to thirteen (13) months following the Closing Date, except that indemnification obligations for Claims (i) against Buyer by any taxing jurisdiction for taxes owed by Seller for any period prior to the Closing Date shall apply when such Claims Notice is received on or prior to the expiration of the applicable statute of limitations; (ii) of Seller against Buyer due to Buyer's obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall apply when such Claims Notice is received on or prior to the expiration of the applicable statute of limitations, and (iii) due to Seller's breach of Section 1.06 (Seller Not to Employ Continuing Employees), Section 3.01
          ------------                                              ------------
(Non-Competition), Section 4.01 (Seller's Obligation to Purchase Equipment from
                   ------------
Buyer), Section 7.10 (Certain Consigned Inventory), Section 8.01
        ------------                                ------------
(Confidentiality), and Section 8.07 (Agreement to Comply with Bernal Non-
                       ------------
Compete) shall apply when such Claims Notice is received on or prior to thirty
(30) days after the end of the applicable obligation date.

          (d) Nothwithstanding the foregoing, Sections 13.03(b) and (c) shall not apply to Buyer's obligations to pay the Assumed Liabilities or to comply with Section 2.05.
     ------------

       13.04.  Notice and Defense Procedures.
               -----------------------------

           (a) Whenever any claim shall arise or any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article XIII, such person (the "Indemnified Party") shall
                 ------------
promptly notify (in no event later than ten Business Days after receipt of notice of such claim or proceeding) the Indemnifying Party against whom such indemnity may be sought in writing (a "Claims Notice"), including, when known, the facts constituting the basis for such claim or proceeding and the amount or an estimate of the amount of the indemnified liability arising therefrom. In addition, each party hereto hereby agrees to provide to the other party written notification and copies of communication from third parties received from or made by such parties relating to any matter subject to any indemnification hereunder. Except as provided in Section 13.03(c) hereof, the failure by an
                                  ----------------
Indemnified Party to timely furnish to the Indemnifying Party any notice or copy required to be furnished under this Section 13.04(a) shall not relieve the
                                    ----------------
Indemnifying Party from any responsibility for the matters relating to such notice or copy, except to the extent that such failure adversely prejudices the ability of the Indemnifying Party to defend such matter.

          (b) In connection with any claim giving rise to indemnity hereunder arising out of any claim or legal proceeding by any person who is not an Indemnified Party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, elect to assume the defense of any such claim or legal proceeding. If the Indemnifying Party has so elected to assume the defense of any such claim or legal proceeding, such defense shall be conducted by counsel chosen by the Indemnifying Party, provided that such counsel is reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party has elected to assume the defense of any claim or legal proceeding as provided herein, the Indemnified Party shall not be entitled to indemnification for legal fees and expenses relating to such claim or proceeding that are incurred by the Indemnified Party after the time at which the Indemnifying Party has so elected. The Indemnified Party shall not settle or compromise any indemnified liability without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. In the event that the Indemnifying Party shall so assume such defense, it shall not compromise or settle any such claim, action, or suit unless (i) the Indemnified Party gives its prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the compromise or settlement of such claim, action, or suit provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party, and the compromise or settlement discharges all rights against the Indemnified Party with respect to such claim, action, or suit. The Indemnified Party will reasonably cooperate with the defense of any such claim, action, or suit and will provide such personnel, technical support, and access to information as may be reasonably requested by the Indemnifying Party in connection with such defense.

       13.05.  Insurance.  No claim for indemnification shall be enforced
               ---------
against an Indemnifying Party to the extent any insurance proceeds or other recoveries actually are received by the Indemnified Party with respect to any losses otherwise payable by the Indemnifying Party. Such amount of insurance proceeds shall not be included in any calculation of the minimum or maximum aggregate amount of indemnification as set forth in Sections 13.03(a) or (b).
                                                    ------------------------
Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the loss to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and the Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

       13.06.  Remedies.  Upon the occurrence of any event for which Seller or
               --------
Buyer is entitled to indemnification under this Agreement, such party shall have all the rights and remedies at law or in equity available to it.

                                  ARTICLE XIV

                         RISK; CASUALTY; CONDEMNATION
                         ----------------------------

       14.01.  Risk.  Until Closing all Purchased Assets shall be and remain at
               ----
the risk of Seller and Seller will hold all policies of insurance affecting the Purchased Assets and the proceeds thereof in trust for the parties hereto, as their interests may appear.

       14.02   Casualty.  If, prior to Closing, any portion of the Purchased
               --------
Assets that are material to the conduct of the Business are destroyed or damaged by fire, other casualty or any act or occurrence, other than an act of Buyer ("Occurrence"), Buyer shall have the right, upon notice to Seller given within five (5) days after receipt of notice of the Occurrence but in no event later than the Closing Date, to:

          (a) terminate this Agreement, whereupon no party hereto shall have any claim against any other party hereto by virtue of this Agreement;

          (b) close the transactions contemplated hereby, in which event Buyer shall be entitled to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto and a credit at Closing in the amount of any deductible, and thereupon Seller shall be relieved of all obligation to repair. To that end, Seller shall execute upon demand by Buyer all necessary proofs of loss, assignments of claim and similar items and do such other acts as Buyer may reasonably request to assist in settlement of the loss.

       14.03   Condemnation.  If between the date of this Agreement and the
               ------------
Closing Date any condemnation proceedings are initiated or threatened which might reasonably result in the taking of any portion of the Real Property material to the conduct of the Business, Buyer shall have the right, upon notice to Seller given within five (5) days after Buyer's receipt of notice of such pending or threatened proceeding but in no event later than the Closing Date, to:

          (a) terminate this Agreement, whereupon no party hereto shall have any claim against any other party hereto by virtue of this Agreement;

          (b) close the transaction contemplated hereby, in which event Seller shall assign to Buyer all of Seller's right, title and interest in and to any award made in connection with such condemnation proceedings.

       14.04   Notice of Casualty or Condemnation.  Seller immediately shall
               ----------------------------------
notify Buyer in writing of any Occurrence or if, to its knowledge, any condemnation proceedings are pending or threatened. If Buyer elects to close the transaction contemplated hereby, the Closing Date shall be postponed until five (5) days after notice to Seller as required by this Article XIV.
                                                         -----------

                                  ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

       15.01.  Access to Information.
               ---------------------

          (a) Upon reasonable notice stating any reasonable purpose, including but not limited to obtaining information relevant to tax returns, third party claims, litigation involving the requesting party or as otherwise required for the conduct of Buyer's or Seller's business, each party shall, but only to the extent necessary to satisfy the requesting party's stated purpose, (i) give to the other and its authorized representatives reasonable access, during regular business hours, following the Closing, to any and all of the contracts, books, records and data of or relating to the Business, the Purchased Assets or the Assumed Liabilities, and (ii) cause to be furnished promptly to the other party from time to time all information in its possession relating to the Business, the Purchased Assets or the Assumed Liabilities as may be reasonably requested, provided, however, that the obligations of this paragraph are subject to the prior receipt by the disclosing party of the required consents of third parties (including employees with respect to personnel records), and further subject to the execution and delivery by the requesting party and its representatives of confidentiality agreements.

          (b) The parties agree that any information obtained pursuant to paragraph (a) of this Section 15.01 shall be held in confidence as provided in
                      -------------
Section 8.01 hereof, and that the same shall not be disclosed to any person, or
------------
used in any manner whatsoever, except with the prior written approval of the other party or if disclosure of such confidential information is necessary for regulatory, tax, litigation, or other reasonable purposes or is otherwise required by law.

       15.02.  Entire Agreement, Schedules and Exhibits.
               ----------------------------------------

          (a) This Agreement, together with the Collateral Agreements and other Schedules and Exhibits attached hereto, contains the entire understanding of the parties relating to the subject matter contained herein, and this Agreement cannot be changed or terminated orally and supersedes all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the Letter of Intent dated December 5, 1997, between Buyer and Seller, the Letter of Understanding and the Confidentiality and Non-Disclosure Agreement between M&A Capital, Inc., and Officine Meccaniche Giovanni Cerutti S.p.A., dated as of May 2, 1997 and the Addendum thereto which includes Stevens International, Inc., dated as of September 15, 1997.

          (b) The Schedules and Exhibits to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein.

       15.03.  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

       15.04.  Preparations and Schedules.
               --------------------------

       Each of the parties is a sophisticated legal entity that was advised by knowledgeable counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that:

          (a) no party has relied or will rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement and the Collateral Agreements;

          (b) there are no representations or warranties by or on behalf of any party hereto or any of its respective Affiliates or representatives, other than those expressly set forth in this Agreement; and

          (c) the parties' respective rights and obligations with respect to all of the foregoing matters will be solely as set forth in Article XIII.
                                                            ------------

          (d) The representations and warranties made in this Agreement by Seller will be deemed to be qualified by the disclosures made in the Schedules, whether or not in the case of any particular representation and warranty such representation or warranty refers to the Schedules in which the disclosure is made or to any other Schedule.

       15.05.  Counterparts and Telecopied Signatures.  This Agreement may be
               --------------------------------------
executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument. To facilitate execution of this Agreement, Buyer or Seller or both may execute and exchange by telecopy the counterparts of the signature pages, which shall have the full force and effect of the originals. Any party telecopying its signature page shall provide the other with the original promptly thereafter.

       15.06.  Headings.  The headings of the articles and sections of this
               --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

       15.07.  Notice.  Any notice, request, instruction, other communication or
               ------
other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, telecopied or sent by recognized overnight delivery service, and shall be deemed given when so delivered personally, telecopied (with appropriate confirmation of receipt) or received, as follows:

       If to Buyer, to:

                         Valumaco Incorporated
                         250 Park Avenue
                         20th Floor
                         New York, New York 10177
                         Attention:  President
       with copies to:
                         Dr. Giancarlo Cerutti
                         President and Chief Executive Officer
                         Officine Meccaniche
                          Giovanni Cerutti, S.p.A.
                         Casella Postale n. 105
                         Via M. Adam. 66
                         15033 Casale Monferrato (Al)
                         Italy

                         and

                         Mark H. Boscoe, Esq.
                         Arnold & Porter
                         1700 Lincoln Street, Suite 4000
                         Denver, Colorado  80203

       If to Seller, to:
                         Stevens International, Inc.
                         5500 Airport Freeway
                         Fort Worth, Texas  76117
                         Attention: President

       with copies to:
                         Charles D. Maguire, Jr., Esq.
                         Jackson & Walker
                         901 Main St., Suite 6000
                         Dallas, Texas  75202

or at such other address for a party as shall be specified by notice to the other parties hereto.

       15.08.  Choice of Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

       15.09.  Invalid Provisions.  If any provision of this Agreement is held
               ------------------
to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

       15.10.  Expenses.  Each of the parties hereto shall bear its expenses
               --------
separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

       15.11.  Third Parties.  Nothing herein expressed or implied is intended
               -------------
or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

       15.12.  Further Assurances.  Subject to the terms and conditions herein
               ------------------
provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

       15.13.  Publicity.  Any general notices, releases, statements or
               ---------
communications to employees, suppliers, distributors or customers of Seller or to the general public or the press relating to this Agreement and the transactions contemplated hereby shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller; provided, however,
                                                           --------
that each party hereto shall be entitled to issue such press releases and to make such public statements as are, in the opinion of its legal counsel, required by applicable law or rule of the American Stock Exchange.

       15.14.  Assignment.  Neither this Agreement nor any of the parties'
               ----------

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

rights hereunder shall be assignable to any other person without the prior written consent of the other party hereto, except that, provided that Buyer is not then in default under this Agreement, Buyer may assign this Agreement to any Affiliate and, upon such assignment and notice to Seller, Buyer shall be deemed relieved and released from all liabilities or obligations under this Agreement, arising after such assignment. Any assignment in violation of this Section
                                                                    -------
15.14 shall be null and void and of no force and effect.
-----

       15.15.  Survivability of Representations and Warranties and Covenants.
               -------------------------------------------------------------
Subject to the limitations defined in Section 13.03(c), the representations and
                                      ----------------
warranties and covenants contained in this Agreement shall survive following the Closing.

       15.16.  No Waiver.  The failure of a party to insist upon strict
               ---------
adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right to later insist on strict adherence thereto or to any other term of this Agreement.

       15.17.  Definitions.  As used herein, the term "Business Day" shall mean
               -----------
any day other than Saturday, Sunday or a day that is a legal holiday in the State of New York; and the term "Affiliate" of a party shall mean any person or entity (i) directly or indirectly controlled by such party, (ii) that directly or indirectly controls such party or (iii) that is directly or indirectly controlled by a person or entity that also directly or indirectly controls such party.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SELLER:

                              STEVENS INTERNATIONAL, INC.

                              By:_________________________
                              Name:_______________________
                              Title:______________________
__________________________

                              BUYER:

                              VALUMACO INCORPORATED

                              By:_________________________
                              Name:_______________________
                              Title:______________________

       For purposes of complying with Section 3.01 only, the following individuals have executed this Agreement:


__________________________    ____________________________________
Paul I. Stevens               Richard I. Stevens

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